UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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Franklin Resources, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2019

Proxy
Statement
and Notice of Annual Meeting

February 12, 2019, 8:00 am Pacific Time

H. L. Jamieson Auditorium
One Franklin Parkway
Building 920
San Mateo, California

LETTER FROM OUR LEAD DIRECTOR AND CHAIRMAN AND CEO

December     , 2018

FELLOW STOCKHOLDERS,

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Franklin Resources, Inc. The meeting will be held on Tuesday, February 12, 2019 at 8:00 a.m. local time, at our offices in San Mateo, California. We hope that you will be able to attend.

The Board is committed to sound corporate governance policies and practices to ensure the Company operates responsibly, efficiently, and in the best interests of stockholders. We are constantly reviewing our policies and practices and making enhancements that we believe are appropriate. For example, during fiscal year 2018, the Board amended our Bylaws to incorporate a “proxy access” provision. We also adopted a statement on our political involvement. The statement describes our policies on corporate political activity, advocacy and lobbying activity, and compliance and oversight of these activities.

We continued our formal stockholder outreach program to understand your priorities and concerns regarding governance, executive compensation and other issues of interest to you. This year we invited unaffiliated stockholders holding approximately 46% of the Company’s unaffiliated shares to discuss these matters. We value this dialogue and consider your feedback when evaluating our executive compensation policies and practices.

Our executive compensation program is designed to align pay with the interests of our stockholders and clients. Incentive pay is tied to our investment performance, financial results, execution on strategic initiatives, and individual achievements. The Compensation Committee considered these results in making its executive compensation decisions for fiscal year 2018. Our emphasis on performance-based compensation is further illustrated by our long-term equity incentives. These awards are forfeited if performance is not achieved at threshold levels for the specified performance period. As a result, certain executive officers forfeited more than half of the performance shares granted in 2015 based on our relative investment performance and stockholder return ranking for the three-year period ending September 30, 2018. Please refer to the Compensation Discussion and Analysis section of the accompanying Proxy Statement for more information.

We would like to thank each of you for your support. We encourage you to review the accompanying Proxy Statement and associated materials and vote your shares prior to our Annual Meeting on February 12, 2019. We look forward to serving you throughout the upcoming year.

Sincerely,

PETER K. BARKER	GREGORY E. JOHNSON
Independent Lead Director	Chairman and Chief Executive Officer

2019 Proxy Statement | i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. (the “Company”) invites you to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, February 12, 2019 at 8:00 a.m., Pacific Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California for the following purposes:

1.

To elect the 10 nominees for director named herein to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

3.	To ratify the stockholder special meeting amendment in the Company’s bylaws.

4.	To consider and vote on a stockholder proposal requesting that the Board institute procedures on genocide-free investing.

5.	To transact such other business that may properly be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, some of you will receive a Notice of Internet Availability of Proxy Materials and others will receive paper copies of the Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials, if you so desire. Electronic delivery is designed to expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement, the proxy card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at www.proxyvote.com.

The Company’s Board of Directors has fixed the close of business on December 14, 2018, as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting.

Attendance at the Annual Meeting will be limited to stockholders as of the record date. Each stockholder will need to provide an admission ticket or proof of ownership of the Company’s stock and valid picture identification for admission to the meeting. Admission procedures are described further on page 3 of the Proxy Statement.

By order of the Board of Directors,

MARIA GRAY
Vice President and Secretary

December     , 2018
San Mateo, California

Your vote is important.
Please vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

ii | Franklin Resources, Inc.

2019 Proxy Statement | iii

PROXY STATEMENT

FRANKLIN RESOURCES, INC.
ONE FRANKLIN PARKWAY
SAN MATEO, CALIFORNIA 94403-1906

December     , 2018

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), of the accompanying proxy to be voted at the 2019 annual meeting of stockholders (the “Annual Meeting”), which will be held on Tuesday, February 12, 2019, at 8:00 a.m., Pacific Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California, 94403-1906, at the Company’s principal executive offices. We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each stockholder entitled to vote on or about December 27, 2018. References to “us”, “we” or “our” as used throughout this Proxy Statement mean the Company.

All materials filed by the Company with the Securities and Exchange Commission (the “SEC”) can be obtained through the SEC’s website at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under the rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily over the Internet. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about December , 2018, we mailed to each of our stockholders (other than those who previously requested electronic or paper delivery, participants in the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”) and holders of shares in excess of certain thresholds), a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com. If you received paper copies of our proxy materials and wish to receive them by electronic delivery in the future please request electronic delivery on www.proxyvote.com or https://enroll.icsdelivery.com/ben/Default.aspx.

2019 Proxy Statement | 1

VOTING INFORMATION

WHO CAN VOTE?

Holders of the Company’s common stock, par value $0.10 per share (the “common stock”), at the close of business on December 14, 2018 (the “Record Date”) are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. As of December 14, 2018, the Company had           shares of common stock outstanding. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of this Proxy Statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

WHAT MATTERS ARE TO BE CONSIDERED AT THE ANNUAL MEETING?

At the Annual Meeting, stockholders will be asked to consider and vote upon the following:

Proposal No. 1: Election of Directors. The proposal provides for the election of 10 directors to the Company’s Board to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Proposal No. 2: Ratification of Appointment of Auditors. The proposal provides for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 (“fiscal year 2019”).

Proposal No. 3: Ratification of the Special Meeting Amendment in the Company’s Bylaws. The proposal provides for the ratification of the amendment to the Company’s Bylaws to provide a right of the holders of 25% or more of the Company’s securities to call a special meeting of stockholders.

Proposal No. 4: Stockholder Proposal. The proposal requesting that the Board institute procedures on genocide-free investing, if properly presented at the Annual Meeting, shall be voted on.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

HOW MANY VOTES ARE NEEDED TO HOLD THE ANNUAL MEETING?

In order to take any action at the Annual Meeting, a majority of the Company’s outstanding shares as of the Record Date must be present in person or by proxy and entitled to vote at the Annual Meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The voting results will be tallied by Broadridge Financial Solutions, Inc. and the Inspector of Elections, and reported on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

WHAT IS A PROXY?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the persons named on the proxy card (Gregory E. Johnson, Chairman of the Board and Chief Executive Officer; Rupert H. Johnson, Jr., Vice Chairman; and Maria Gray, Vice President and Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record. You may also vote by telephone, using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options. Except for certain stockholders described below, the deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Time (“ET”), on Monday, February 11, 2019.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. For stockholders of record

2 | Franklin Resources, Inc.

VOTING INFORMATION

that return their proxy card but do not provide instructions on how to vote, the persons named as your proxy holders on the proxy card will vote the shares represented by the proxy FOR all nominees to the Board of Directors (Proposal No. 1); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for fiscal year 2019 (Proposal No. 2); FOR the ratification of the special meeting amendment in the Company’s bylaws (Proposal No. 3); and AGAINST the stockholder proposal requesting that the Board institute procedures on genocide-free investing (Proposal No. 4). Additionally, unless you specify otherwise on your proxy card, if any other matters come before the Annual Meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion. For beneficial holders that return their voting instructions but do not provide instructions on how to vote, your bank, broker or other holder of record will only have the discretion to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2019 (Proposal No. 2).

For participants in the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”), your shares will be voted as you specify on your proxy card. If you do not vote, your shares will be voted by the independent fiduciary for and against the proposals in the same proportion as shares for which directions are received by the independent fiduciary, unless the independent fiduciary decides that the law requires that the independent fiduciary vote them differently. (This also means that the way you vote will also affect how the independent fiduciary will vote the shares of participants who do not vote.) If you wish to abstain from voting on any matter, you must indicate this on your proxy card. You cannot vote your 401(k) Plan shares in person at the Annual Meeting. To allow sufficient time for your shares to be voted as you instruct, the trustee must receive your vote by no later than 2:00 p.m. ET on Thursday, February 7, 2019.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Whether your vote is submitted via the mail, the Internet or by telephone, you may change or revoke your proxy at any time before it is voted. A proxy, including an Internet or telephone vote, may be changed or revoked by submitting another proxy with a later date at any time prior to the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Participants in the 401(k) Plan may revoke their proxy by no later than 2:00 p.m. ET on Thursday, February 7, 2019.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. Please see requirements for attending the Annual Meeting under “Who may attend the Annual Meeting?” However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. Beneficial owners must obtain a “legal proxy” from your bank, broker or other holder of record that holds your shares in order to vote your shares at the Annual Meeting. Participants in the 401(k) Plan must vote by no later than 2:00 p.m. ET on Thursday, February 7, 2019 and may not vote at the Annual Meeting.

WHO MAY ATTEND THE ANNUAL MEETING?

Attendance at the Annual Meeting is limited to stockholders as of the Record Date. You will need to provide proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record you must present proof, such as a bank or brokerage account statement, of your ownership of common stock as of December 14, 2018, to be admitted to the Annual Meeting. For holders of record, please bring either the admission ticket attached to your proxy card or your Notice of Internet Availability of Proxy Materials. At the Annual Meeting, representatives of the Company will confirm your stockholder status. Stockholders must also present a form of photo identification such as a driver’s license or passport to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, bags, briefcases, packages or similar items will be permitted at the Annual Meeting.

HOW ARE VOTES COUNTED?

To be counted as “represented”, a proxy card must have been returned for those shares, the stockholder must have voted the shares by telephone or over the Internet, or the stockholder must be present and vote at the Annual Meeting. Affirmative and negative votes, abstentions and broker non-votes will be separately tabulated.

WHAT IS A BROKER NON-VOTE?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, the ratification of the selection of an independent registered public accounting firm (Proposal No. 2), is considered a “routine” matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of

2019 Proxy Statement | 3

VOTING INFORMATION

proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers may not vote on the other proposals contained in this Proxy Statement, which are considered “non-routine” proposals, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes”.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

●

The election of directors (Proposal No. 1) requires that a director receive a majority of the votes cast with respect to that director at the Annual Meeting. This means that the number of shares of stock voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Abstentions and broker non-votes will not have any effect on the election of directors.

●

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, is necessary to ratify the appointment of PricewaterhouseCoopers LLP (Proposal No. 2). Abstentions will have the same effect as a vote against this proposal.

●

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, is necessary to ratify the amendment to the Company’s bylaws (Proposal No. 3). Abstentions will have the same effect as a vote against this proposal.

●

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, is necessary to approve the stockholder proposal (Proposal No. 4) requesting that the Board institute procedures on genocide-free investing. Abstentions will have the same effect as a vote against this proposal.

Shares that are voted in person or by proxy are treated as being present at the Annual Meeting for purposes of establishing a quorum, and will be included in determining the number of shares represented and voted at the Annual Meeting with respect to such matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and otherwise will not have any effect on the proposals above. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the Board on behalf of the Company. The Company pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

4 | Franklin Resources, Inc.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

RECOMMENDATION OF THE BOARD
The Board recommends a vote “FOR” the election to the Board of each of the nominees listed below. The voting requirements for this proposal are described in the “Voting Information” section above.

Nominees
Listed below are the names, ages as of December 31, 2018, and principal occupations and membership on public boards for the past five years of each nominee. In addition, we have also provided information concerning the particular experience, qualification, attributes and/or skills that the Corporate Governance Committee and the Board considered as relevant to each nominee that led to the conclusion that he or she should serve as a director.

PETER K. BARKER
Independent
Age 70
Director since 2013
Lead Director
Board committees:
Compensation (Chair)
Career Highlights:
Retired California Chairman of JPMorgan Chase & Co., a global financial services firm, serving from 2009 to January 2013. From 1971 until his retirement in 2003 affiliated with Goldman Sachs & Co., serving as a general partner from 1982 to 1998. Director, Avery Dennison Corporation and Fluor Corporation.

Key Attributes, Experience and Skills:
Mr. Barker’s significant financial expertise provides the Board with valuable perspectives on international financial and investment management matters. During his 40 plus years of experience with Goldman, Sachs & Co., and JP Morgan Chase & Co., during which he served in numerous leadership roles, including as head of Goldman Sachs’ investment banking activities on the West Coast, he developed a deep understanding of capital structure, strategic planning, mergers and acquisitions and wide-ranging management expertise. Mr. Barker’s current and prior service on the boards of several private and public companies as well as with non-profit organizations including the W.M. Keck Foundation and Claremont McKenna College provides our Board with the benefit of his perspectives on business, corporate governance and citizenship.

MARIANN BYERWALTER
Independent
Age 58
Director since 2015
Board committees: Audit
Career Highlights:
Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, since January 2014, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm, since 2001. Director, and, from 2006 to 2013, Chairman of the Board of Directors of Stanford Healthcare, and from January 2016 to July 2016, Interim President and Chief Executive Officer and President of Stanford Healthcare. From 1996 to 2001, she served as the Chief Financial Officer, Vice President for Business Affairs and Special Assistant to the President of Stanford University. Partner and co-founder of American First Financial Corporation from 1987 to 1996. Director, Redwood Trust, Inc. Previously, trustee of various investment companies affiliated with Charles Schwab Corporation and director, WageWorks, Inc.

Key Attributes, Experience and Skills:
Ms. Byerwalter’s significant financial expertise provides the Board with valuable perspectives on finance, accounting and investment management matters. From her leadership roles at Stanford University and several financial institutions she has a deep understanding of accounting and strategic planning as well as wide-ranging management expertise. Ms. Byerwalter’s current and prior service on the boards of private and public companies as well as with non-profit organizations including SRI International, Pacific LifeCorp and Pacific Mutual Holding Company, Burlington Capital Group, Stanford Hospital & Clinics, Lucile Packard Children’s Hospital, and the Stanford University Board of Trustees also provides our Board with the benefit of her perspectives on business, corporate governance and citizenship.

2019 Proxy Statement | 5

PROPOSAL NO. 1 ELECTION OF DIRECTORS

CHARLES E. JOHNSON
Age 62
Director since June 2013; Previously Director from 1993 to 2002
Career Highlights:
Founder and Managing Member of Tano Capital, a California based family office and alternative asset management firm, with offices in Singapore, Mumbai, Mauritius and the San Francisco Bay Area, since 2004. Director of a subsidiary of the Company. Formerly, Co-President of the Company and an officer and/or director of certain subsidiaries of the Company.

Key Attributes, Experience and Skills:
Mr. C. E. Johnson’s experience as founder and Managing Member of Tano Capital and as a director of Company subsidiary Darby Overseas Investments, Ltd., provides the Board with wide-ranging expertise and insights into alternative asset management and the global fund management industry. He also contributes extensive knowledge of the Company as a result of spending over 20 years of his career working in various positions at the Company and its subsidiaries, including serving as a co-president of the Company from 1999 to 2002 and Chief Executive Officer and President of Company subsidiary Templeton Worldwide Inc. from 1994 to 2002. While serving in those roles, Mr. C. E. Johnson’s responsibilities included global oversight of all portfolio management, information technology, product development and mergers and acquisitions. He is a Certified Public Accountant and also serves on various non-profit boards, including the Addiction Education Society, the South San Francisco chapter of the Salvation Army rehabilitation center and the Carolands Preservation Foundation.

GREGORY E. JOHNSON
Age 57
Director since 2007
Board committees:
Special Awards
Career Highlights:
Chairman of the Board since June 2013 and Chief Executive Officer of the Company since January 2004; President from December 1999 to September 2015. Officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 44 registered investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:
Mr. G. Johnson brings leadership and extensive business and operating experience, as well as significant knowledge of our Company and the global fund management industry, to the Board. Mr. G. Johnson is a Certified Public Accountant and prior to joining the Company, was a senior accountant with Coopers & Lybrand. Over his 30-year tenure with the Company, Mr. G. Johnson has held officer and director positions with various subsidiaries of the Company; hands-on experience that provides him with in-depth knowledge of the Company’s operations. Mr. G. Johnson’s presence on the Board provides the Board with management’s current perspectives on the Company’s business and strategic vision for the Company. Mr. G. Johnson’s service on various boards of industry organizations, including the Investment Company Institute’s Board of Governors, also provides the Board with the benefit of additional perspectives on industry developments, including regulatory and policy issues. He is a past Chairman and Vice Chairman of the Investment Company Institute and currently serves on the Executive Committee.

RUPERT H. JOHNSON, JR.
Age 78
Director since 1969
Career Highlights:
Vice Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 40 registered investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:
Mr. R.H. Johnson, Jr.’s service as Vice Chairman of the Company and as an officer, director or trustee of various subsidiaries of the Company and Franklin Templeton mutual funds since its inception provide the Board with significant knowledge of and insights into the Company and the global fund management industry in which we operate. His fundamental knowledge of the Company gained over 50 years gives him an important perspective on the Company and provides significant leadership, business and operational expertise to the Board. Mr. R. H. Johnson, Jr. has served on various industry boards and committees addressing investment company issues including the Board of Governors of the Investment Company Institute. In his capacity with the Company, he has served as Director of Research and is a portfolio manager for one of its funds. He provides the Board with a unique perspective on critical components of the Company’s business.

6 | Franklin Resources, Inc.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

MARK C. PIGOTT
Independent
Age 64
Director since 2011
Board committees: Compensation, Corporate Governance
Career Highlights:
Executive Chairman of PACCAR Inc., a global technology company in the capital goods and financial services industries, since April 2014. Formerly, Chairman and Chief Executive Officer from January 1997 to April 2014. Formerly, Vice Chairman from January 1995 to December 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993, and Vice President from October 1988 to December 1989, of PACCAR Inc. Director, PACCAR Inc.

Key Attributes, Experience and Skills:
Mr. Pigott’s experience leading PACCAR Inc., a Fortune 200 company, provides the Board with valuable perspectives on financial, operational and strategic matters. Mr. Pigott has been recognized several times as one of the 10 Best CEOs by Forbes magazine. Under his leadership, PACCAR has generated superior long term shareholder returns and received 30 J.D. Power Customer Satisfaction Awards. He brings substantial expertise in the areas of client service and customer satisfaction. As the leader of a major global company, Mr. Pigott developed a deep understanding of issues associated with operating in multiple jurisdictions. His service on several boards including the Royal Shakespeare Company America and the PACCAR Foundation, as well as his service on the board of PACCAR, provides our Board with the benefit of his views on business, corporate governance and citizenship, finance and compensation matters.

CHUTTA RATNATHICAM
Independent
Age 71
Director since 2003
Board committees: Audit (Chair)
Career Highlights:
Retired Senior Vice President and Chief Financial Officer of CNF Inc., a freight transportation, logistics, supply chain management and trailer manufacturing company, from 1997 to March 2005; formerly, Chief Executive Officer of the Emery Worldwide reporting segment of CNF from September 2000 to December 2001.

Key Attributes, Experience and Skills:
Mr. Ratnathicam’s experience of over 27 years in various accounting, finance and executive management roles, including as the Chief Financial Officer at CNF, Inc., provides the Board with significant expertise in the areas of finance, accounting, strategic planning and auditing. Mr. Ratnathicam has held finance and other management positions internationally, and has a keen understanding of the issues facing a multinational business such as the Company. He is on the Advisory Board of Namaste Direct, a micro finance organization, and qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

LAURA STEIN
Independent
Age 57
Director since 2005
Board committees: Audit, Corporate Governance (Chair)
Career Highlights:
Executive Vice President, General Counsel and Corporate Affairs of The Clorox Company, a leading marketer and manufacturer of consumer products, since February 2016; formerly Executive Vice President – General Counsel from February 2015 to February 2016 and Senior Vice President – General Counsel from January 2005 to February 2015 of The Clorox Company; formerly, Senior Vice President and General Counsel of H.J. Heinz Company, a global marketer and manufacturer of branded food products, from 2000 to 2005. Director, Canadian National Railway Company.

Key Attributes, Experience and Skills:
As general counsel of two multinational corporations, with responsibility for legal, compliance, corporate governance, risk management, corporate responsibility, and internal audit, among other matters, Ms. Stein brings expertise in these critical areas to the Board. Ms. Stein speaks six languages and has lived in non-US jurisdictions, bringing a global perspective and experience. She has a deep understanding of financial statements, corporate finance, and accounting. In addition, Ms. Stein’s leadership and service on the boards of non-profit organizations including Corporate Pro Bono and the Leadership Council on Legal Diversity also provide the Board with the benefit of additional perspectives on diversity and corporate citizenship.

2019 Proxy Statement | 7

PROPOSAL NO. 1 ELECTION OF DIRECTORS

SETH H. WAUGH
Independent
Age 60
Director since 2015
Board committees: Compensation
Career Highlights:
Chief Executive Officer of The PGA of America, since 2018. Senior Advisor at Silver Lake, since 2017. Non-executive chairman of Alex. Brown, a division of Raymond James, since September 2016. Previously, Managing Director at Silver Lake, 2018. Vice Chairman of Florida East Coast Industries, LLC, the parent company of several commercial real estate, transportation and infrastructure companies based in Florida, from 2013 to 2017. From 2000 to 2013, Mr. Waugh served in various roles at Deutsche Bank Americas, including Chief Executive Officer and Chairman of the Board of Directors of Deutsche Bank Securities Inc. Previously Chief Executive Officer of Quantitative Financial Strategies, a hedge fund. Mr. Waugh also served in various capacities at Merrill Lynch over eleven years, including Co-head of Global Debt Markets.

Key Attributes, Experience and Skills:
Mr. Waugh’s significant experience in the financial sector provides the Board with valuable perspectives on capital markets and investment management. Having held various leadership roles at Deutsche Bank and other financial institutions, Mr. Waugh brings strong leadership skills as well as deep knowledge of operational and strategic matters to the Board. His service on the boards of the Deutsche Bank Americas Advisory Board, the Deutsche Bank Americas Foundation, The Clearing House, the Financial Services Forum and the Board of Governors of the Financial Industry Regulatory Authority, Inc. (FINRA) provides our Board with the benefit of his substantial expertise in financial industry developments and corporate citizenship.

GEOFFREY Y. YANG
Independent
Age 59
Director since 2011
Board committees: Audit, Corporate Governance
Career Highlights:
Managing Director and Founding Partner of Redpoint Ventures, a private equity and venture capital firm, since 1999. Director of AT&T, Inc., since July 2016. Formerly, General Partner with Institutional Venture Partners from 1987 to 1999. Mr. Yang was formerly president of the Western Association of Venture Capitalists, director of the National Venture Capital Association, chairman of the Stanford Engineering Fund, and a member of the President’s Information Technology Advisory Committee for the United States. Previously director of BigBand Networks and TiVo.

Key Attributes, Experience and Skills:
Mr. Yang’s experience as a Founding Partner and Managing Director of Redpoint Ventures provides the Board with valuable perspectives on financial and strategic matters as well as expertise in the capital markets. Since joining the venture capital business in 1985, Mr. Yang has backed companies from their founding including Arista, Ask.com, Bluefin, Calix, Efficient Frontier, Foundry Networks, Excite, Juniper Networks, Machinima, MySpace, and TiVo. This experience provides strategic direction, growth and technology expertise to the Company. Mr. Yang’s current and prior service on the boards of several private and public companies as well as with non-profit organizations including the Advisory Council for the Stanford Graduate School of Business, the United States Golf Association, the U.S. Ski and Snowboard Foundation, and the United States Olympic and Paralympic Foundation, provides our Board with the benefit of his perspectives on business, corporate governance and citizenship, and finance.

FAMILY RELATIONSHIPS
Gregory E. Johnson, the Chairman of the Board, Chief Executive Officer and a director of the Company, is the nephew of Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, the brother of Charles E. Johnson, a director of the Company and Jennifer M. Johnson, President and Chief Operating Officer of the Company. Charles E. Johnson is the nephew of Rupert H. Johnson, Jr. and the brother of Gregory E. Johnson and Jennifer M. Johnson. Jennifer M. Johnson is the niece of Rupert H. Johnson, Jr. and the sister of Gregory E. Johnson and Charles E. Johnson.

8 | Franklin Resources, Inc.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

General

The Corporate Governance Committee of the Board recommended and nominated, and the Board approved, the nominees named above for election as members of the Board. Each nominee was elected by the Company’s stockholders at the Company’s last annual meeting of stockholders and, accordingly, is standing for re-election.

The Corporate Governance Committee and the Board believe that the nominees have the requisite experience, qualifications, attributes and skills to provide the Company with effective oversight of a global investment management organization. The Corporate Governance Committee and the Board believe that there are general requirements and skills that are required of each director and other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board believes that, consistent with these requirements, each nominee displays a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to board duties, a commitment to representing the best interest of the Company and its stockholders and a dedication to enhancing stockholder value. The Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider. The Corporate Governance Committee’s Policy Regarding Nominations and Qualifications of Directors described below outlines the qualities that the Corporate Governance Committee and the Board seek in director nominees.

If elected, each nominee will serve until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

In accordance with the Company’s Director Independence Standards, described more fully below, and the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following director nominees are independent and do not have a material relationship with the Company: Peter K. Barker; Mariann Byerwalter; Mark C. Pigott; Chutta Ratnathicam; Laura Stein; Seth H. Waugh and Geoffrey Y. Yang.

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CORPORATE GOVERNANCE

The Company regularly monitors regulatory developments and reviews its policies and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as corporate governance-related rules adopted by the SEC and the NYSE.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are posted in the corporate governance section of the Company’s website at www.franklinresources.com (the “Company’s website”). The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisers, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

Code of Ethics and Business Conduct. The Board has adopted a Code of Ethics and Business Conduct, which is applicable to all employees, temporary employees, directors and officers of the Company and its subsidiaries and affiliates. The Code of Ethics and Business Conduct is posted in the corporate governance section of the Company’s website. The Company also has a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics and Business Conduct or anonymously submit a complaint concerning auditing, accounting or securities law matters. We intend to satisfy the disclosure requirement regarding any amendment to or a waiver of, a provision of the Code of Ethics and Business Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company’s website.

Director Independence Standards. The Board has adopted guidelines for determining whether a director is independent, which are available on the Company’s website. The Board will monitor and review as necessary, but at least once annually, commercial, charitable, family and other relationships that directors have with the Company to determine whether the Company’s directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Such determination will be made and disclosed pursuant to applicable NYSE or other applicable rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director does not have material relationships and thereby qualifies as independent:

A.	A director will not be independent if, at any time within the preceding three years (unless otherwise specified below):

	1.	(a)	the director was employed by the Company; or
		(b)	an immediate family member[1] of the director was employed by the Company as an executive officer[2] of the Company;

2.

the director (or an immediate family member of the director who in the capacity of an executive officer of the Company) received direct compensation from the Company (other than for prior service as a director, or as pension or deferred compensation) of more than $120,000 in any 12-month period;

	3.	(a)	the director or an immediate family member of the director is currently a partner of the Company’s internal auditor or external independent auditor;
		(b)	the director is currently employed by the Company’s internal auditor or external independent auditor;
		(c)	an immediate family member of the director is currently employed by the Company’s internal auditor or external independent auditor and personally works on the Company’s audit; or
(d)

the director or an immediate family member of the director was formerly employed by or a partner of the Company’s internal auditor or external independent auditor and personally worked on the Company’s audit within that time;

[1]	An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director’s home.
[2]	An executive officer means a Section 16 reporting person under the Securities Exchange Act of 1934, as amended.

10 | Franklin Resources, Inc.

CORPORATE GOVERNANCE

4.	the director or an immediate family member of the director was employed by another company and an executive officer of the Company served on the compensation committee of such other company; or

5.	(a)

the director is an employee of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the other company’s consolidated gross revenues;

	(b)	an immediate family member of the director is an executive officer of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the Company’s consolidated gross revenues; or
	(c)	the director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $3.0 million or 5% of that organization’s consolidated gross revenues.

B.	The following relationships are not by themselves considered to be material and would not by themselves impair a director’s independence:

1.

a director (or an immediate family member of the director) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that made payments to or received payments from the Company, in any single fiscal year, of less than the greater of $1.0 million or 2% of the consolidated gross revenues of the other entity;

2.

a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other, in any single fiscal year, is less than 2% of the total consolidated assets of the other company;

3.

a director (or an immediate family member of a director) serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $1.0 million or 2% of that organization’s consolidated gross revenues, provided that such contributions do not exceed the limits set forth in Paragraph A.5(c) above and that disclosure is made in the Company’s annual proxy statement;

4.	a director serves or served as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company;

5.

a director or an immediate family member of a director has entered into a transaction(s) with the Company or any affiliate of the Company in which the transaction(s) involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services, provided the terms of such transaction(s) are not preferential to the terms for similar transactions by the Company or affiliate of the Company in the ordinary course; or

6.

a director or an immediate family member of a director maintains a trading, investment management, custody or other account with an affiliate of the Company, provided the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course.

C.

For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether or not a director has a material relationship, and therefore whether or not the director qualifies as independent or not, shall be made by the Board based on the totality of circumstances.

Policy Regarding Multiple Board Memberships. The Board has adopted, upon the recommendation of the Corporate Governance Committee, a policy regarding memberships on boards of directors or equivalent governance bodies of unaffiliated publicly traded companies or other entities. If a member of the Board also serves as the principal executive officer, such as the Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on three or more boards of directors or equivalent governance bodies of unaffiliated publicly traded companies, excluding the Company’s Board. If a member of the Board does not serve as a principal executive officer, such as a Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on four or more boards of directors or equivalent governance bodies of publicly traded companies, excluding the Company’s Board.

2019 Proxy Statement | 11

CORPORATE GOVERNANCE

Prohibition against Hedging Transactions. Pursuant to the Company’s Code of Ethics and Business Conduct, which is applicable to all employees, temporary employees, directors and officers of the Company and its subsidiaries and affiliates, short sales of securities, including “short sales against the box” (i.e., a short sale by the holder of a long position in the same stock) of securities issued by the Company, and securities issued by any closed-end fund sponsored or advised by the Company are prohibited. This prohibition also applies to effecting economically equivalent transactions, including, but not limited to purchasing and selling call or put options and swap transactions or other derivatives that would result in a net short exposure to the Company or any closed-end fund sponsored or advised by the Company.

Prohibition against Pledging. Pursuant to the Company’s Code of Ethics and Business Conduct, unless otherwise previously approved by the Compensation Committee, directors and executive officers are prohibited from directly or indirectly pledging, hypothecating or otherwise encumbering securities issued by the Company as collateral for indebtedness. This prohibition includes, but is not limited to, holding such securities in a margin account that could cause securities issued by the Company to be subject to a margin call or serve as collateral for a margin loan. Securities issued by the Company that were not received as compensation are not subject to the prohibition as long as the holder of such securities remains in compliance with applicable Stock Ownership Guidelines. Any subject pledge of securities issued by the Company by any director or executive officer in existence as of December 11, 2018, must be released within two years. If any person has subject securities issued by the Company pledged as collateral or held in a margin account when such person becomes a director or executive officer of the Company, the pledge must be released within one year from the date the person became a director or executive officer.

Stock Ownership Guidelines. As a significant ownership interest by directors in the Company tends to align the interests of members of the Board with the interests of the Company’s stockholders, all directors on the Board are expected to own shares of common stock of the Company with a value of at least 5x the value of their annual cash retainer within 5 years of their appointment to the Board. Similarly, as a significant ownership interest by certain senior officers in the Company tends to align the interests of members of management of the Company with the Company’s stockholders and to strengthen the link between long-term Company performance and executive compensation, senior officers of the Company are expected to own shares of common stock of the Company with a value equal to a specific multiple of such senior officer’s base salary, as indicated in the table below, by 5 years from when he or she first assumed the particular senior officer position for which stock ownership is expected:

Senior Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chairman	5X
Vice Chairman	5X
Chief Executive Officer	5X
Chief Operating Officer	5X
President	4X
Executive Vice President	4X
Senior Vice President	3X

Both direct and certain indirect forms of ownership are recognized in achieving these guidelines, including shares owned outright, restricted stock, restricted stock units, 401(k) funds invested in shares of the Company’s common stock, and funds deemed invested in shares of the Company’s common stock under the 2006 Directors Deferred Compensation Plan. Shares of the Company’s common stock held by immediate family members (which includes a director’s or senior officer’s spouse, children and parents) or entities controlled by a director or senior officer may be considered holdings of the director or senior officer for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose. As of December 31, 2018, all directors and officers were in compliance with these guidelines.

12 | Franklin Resources, Inc.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Meetings and Annual Meeting of Stockholders

During fiscal year 2018, the Board held five meetings (not including committee meetings). For fiscal year 2018, the directors attended 97% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which a Director served during the periods that he or she served.

To promote open discussion among the independent directors, the independent directors meet in executive session at least two times per year and generally meet in executive session after regularly scheduled Board meetings. Peter K. Barker, the independent Lead Director, presides at the executive sessions of the independent directors. The Board encourages directors to attend the annual meeting of stockholders. Nine of the ten directors then standing for election attended last year’s annual meeting.

Committee Membership and Meetings

The current standing committees of the Board are the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Special Awards Committee. The table below provides current membership and meeting information.

	Audit	Compensation	Corporate Governance	Special Awards
Peter K. Barker	—	C	—	—
Mariann Byerwalter	M	—	—	—
Gregory E. Johnson	—	—	—	M
Mark C. Pigott	—	M	M	—
Chutta Ratnathicam	C	—	—	—
Laura Stein	M	—	C	—
Seth H. Waugh	—	M	—	—
Geoffrey Y. Yang	M	—	M	—
Fiscal year 2018 Meetings	7	7	5	—	*

M—Member
C—Chair
*	Mr. G. Johnson is the sole member of the Special Awards Committee. This Committee takes actions by written consent in lieu of meeting.

Below is a description of each standing committee of the Board. The Board has affirmatively determined that each of these standing committees (other than the Special Awards Committee) consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities Exchange Act of 1934, and the Director Independence Standards established by the Board. See “Director Independence Standards” above. The Board has also determined that each member of the Audit Committee and the Compensation Committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable, and under the applicable requirements for Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the members of the Compensation Committee.

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Audit Committee

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee currently consists of Messrs. Ratnathicam (Chair) and Yang and Mss. Byerwalter and Stein.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report the Audit Committee is required to include in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, the related reports and any recommendations they may make. The Audit Committee also reviews the annual audited financial statements for the Company. In addition, the Audit Committee assists the Board in the oversight of the Company’s risk management processes (as described more fully below under “Risk Management and the Board’s Role in Risk Oversight”).

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Audit Committee Charter is posted in the corporate governance section of the Company’s website at https://www.franklinresources.com/download/ftresources/common/jjv13zdz/audit-committee-charter.pdf. The Board has determined that all Audit Committee members are financially literate under the NYSE listing standards and that Mr. Chutta Ratnathicam is an audit committee financial expert within the meaning of the rules of the SEC.

The Compensation Committee

The Compensation Committee currently consists of Messrs. Barker (Chair), Pigott and Waugh. The Compensation Committee oversees the establishment of goals and objectives related to Chief Executive Officer compensation, determines the compensation level of the Chief Executive Officer, assists the Board in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharges the responsibilities of the Board relating to compensation of the Company’s executives and prepares the annual report on executive officer compensation for the Company’s proxy statement. The Committee also reviews and discusses with management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in the Company’s proxy statement. In addition, the Compensation Committee reviews and approves compensation arrangements between the Company and members of its Board of Directors. The Compensation Committee may delegate any of its responsibilities to subcommittees as it deems appropriate.

The Compensation Committee generally adheres to the following processes and procedures in connection with the consideration and determination of the compensation of the Company’s executive officers and directors.

Determination of Executive Compensation. The Compensation Committee meets periodically throughout the year to (i) review and approve corporate goals and objectives relevant to the compensation of the executive officers, (ii) evaluate the performance of the executive officers in light of those goals and objectives, and (iii) determine and approve the compensation of the executive officers. For a detailed description regarding the Compensation Committee’s role in setting executive compensation, including the role of executive officers in the process, see “Compensation Discussion and Analysis” below.

Determination of Non-executive Director Compensation. The Compensation Committee meets at least annually to review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s non-executive directors. In reviewing and making recommendations on non-executive director compensation, the Committee considers, among other things, the following policies and principles:

●

that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the Company’s size and scope of business activities, including service on Board committees;

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

●	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the Company’s stockholders; and
●	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the Compensation Committee receives a report of its independent consultant on comparable non-executive director compensation practices and levels. No executive officer of the Company is involved in determining or recommending non-executive director compensation levels. For a description regarding the role and scope of assignment of the Compensation Committee’s compensation consultant see “Compensation Discussion and Analysis” below. See the section of this Proxy Statement entitled “Director Fees” below, for a discussion of compensation paid to the Company’s directors during fiscal year 2018. Directors who are executives of the Company do not receive compensation for their Board service.

Incentive Plan Matters. The Compensation Committee also administers the Company’s Annual Incentive Compensation Plan, the 2014 Key Executive Incentive Compensation Plan, the 2002 Universal Stock Incentive Plan and the 1998 Employee Stock Investment Plan.

The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors annually review the charter, and revise it as necessary or appropriate. The Compensation Committee Charter is posted in the corporate governance section of the Company’s website at https://www.franklinresources.com/download/ftresources/common/jjv13zhs/compensation-committee-charter.pdf.

The Special Awards Committee

The sole member of the Special Awards Committee is Mr. Gregory E. Johnson. The Committee has separate but concurrent authority with the Compensation Committee to make certain limited equity and cash awards to employees of the Corporation and its subsidiaries who are not executive officers subject to Section 16 of the Securities Exchange Act of 1934.

The Corporate Governance Committee

The Corporate Governance Committee currently consists of Ms. Stein (Chair) and Messrs. Pigott and Yang.

The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization, function and composition of the Board and its committees and oversees the evaluation of the Board, its committees and individual directors. The Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company, and reviewing the anti-money laundering policies, procedures and operations of the Company on a periodic basis. The Corporate Governance Committee oversees the Company’s political activities and related policies, and reviews and approves our statement on “Our Political Involvement,” which is posted in the corporate governance section of the Company’s website at https://www.franklinresources.com/download/ftresources/common/jjv13zio/political-activities-statement.pdf. This statement describes the Company’s policies on corporate political activity, independent employee political participation, advocacy and lobbying activity, and compliance and oversight of these activities. The Corporate Governance Committee also is tasked with identifying and recommending to the Board’s independent directors potential Lead Director candidates from among the independent directors. The Corporate Governance Committee Charter is posted in the corporate governance section of the Company’s website at https://www.franklinresources.com/download/ftresources/common/jjv13zdy/corporate-governance-committee-charter.pdf.

The Corporate Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of stockholders. It uses a variety of means as it determines are necessary or appropriate, including recommendations of stockholders, to do so. The Corporate Governance Committee has adopted a policy regarding nominations and qualifications of directors, which has been approved by the Board. Under such policy, the Corporate Governance Committee may solicit recommendations from current and former directors, management or others who may be familiar with qualified candidates, and may consider current directors for re-nomination. The Corporate Governance Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of candidates.

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Corporate Governance Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, including:

●	high personal and professional integrity and ethical character;
●	significant achievement in business, finance, government, education, law, technology or other fields important to the operation of the Company;
●	the ability to exercise sound business judgment on a broad range of issues;
●	sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies of a size and scope similar to the Company;
●	the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and
●	being prepared to represent the best interests of the Company and its stockholders and committed to enhancing stockholder value.

The Corporate Governance Committee also believes there are other skills and qualifications that at least one or more directors must possess or satisfy, including:

●	experience and knowledge of the industry sector in which the Company operates its business;
●	a majority of the directors being “independent” directors in accordance with the corporate governance listing standards of the NYSE;
●	at least three directors meeting the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the NYSE;
●	at least three directors who are eligible to serve on the Audit Committee of the Board being “financially literate” or capable of becoming “financially literate” within a reasonable period of time;
●	at least one director who is eligible to serve on the Audit Committee of the Board being an “audit committee financial expert” in accordance with applicable rules of the SEC;
●	at least three directors meeting the additional independence requirements for members of the Compensation Committee of the Board in accordance with the applicable rules of the NYSE; and
●	other standards the Board may adopt from time to time.

In considering candidates for director nominees, the Corporate Governance Committee generally assembles information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. The Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

With respect to current directors, the Corporate Governance Committee considers past attendance at meetings and assesses participation in and contributions to the activities of the Board. The Corporate Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Corporate Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Corporate Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors.

The Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders of the Company. Stockholders may make such a recommendation by submitting a completed Director Nomination Form, which is posted in the corporate governance section of the Company’s website, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. Completed Director Nomination Forms shall be sent to: Corporate Governance Committee, Franklin Resources, Inc., c/o Maria Gray, Secretary, One Franklin Parkway, San Mateo, CA 94403-1906. This year our Proxy Statement is dated December      , 2018; for a recommendation to be properly made for the 2020 annual meeting, we must receive the notice of recommendation between July 30, 2019 and August 29, 2019.

The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

of the stockholders. The Corporate Governance Committee will not evaluate a candidate recommended by a stockholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the Company and to provide all of the information necessary to conduct an evaluation.

Board Leadership Structure

Mr. Gregory E. Johnson, our Chief Executive Officer (“CEO”), has served as Chairman of the Board since June 2013. The Board believes the current structure is appropriate because having a single leader for both the Company and the Board provides clear leadership for the strategic vision, management and operations of our Company. The Board believes that this leadership structure strengthens the Board’s ability to focus on key risk, business and strategic issues and helps the Company operate in the long-term interests of stockholders. Mr. Peter K. Barker, an independent director, has been selected by the independent directors as Lead Director. The duties of the Lead Director are set forth in the Lead Director Charter available on the Company’s website at https://www.franklinresources.com/download/ftresources/common/jjv13zdv/lead-director-charter.pdf and include:

●	presiding at the executive sessions of the independent directors and of the non-employee directors of the Board;
●	presiding at meetings of the Board in the absence of the Chairman and Vice Chairman of the Board or upon the request of the Chairman;
●	calling meetings of the independent directors and non-employee directors of the Board, as appropriate;
●

serving as a liaison to facilitate communications between other members of the Board and the Chairman, the Vice Chairman, the CEO and the President, without inhibiting direct communications between and among such persons;

●

advising and consulting with the Chairman and CEO on, and approving, Board and committee meeting schedules, including the need for special meetings as appropriate, and Board and committee meeting agenda items, to help ensure that appropriate items are brought forward for Board and committee consideration and appropriate time is apportioned for discussion;

●	advising and consulting with the Chairman and CEO on the general scope and type of information to be provided in advance and/or to be presented at Board meetings;
●

in coordination with the Chairman and CEO, serving as a liaison to stockholders who request direct communications and consultation with the Board or otherwise delegating such task to an appropriate member of the Board based on the circumstances;

●	consulting with outside counsel and other advisors as he or she deems appropriate in fulfilling the Lead Director role;
●	collaborating with the Compensation Committee on the annual performance evaluation of the CEO; and
●

collaborating with the Corporate Governance Committee on matters related to Board effectiveness and independence including the performance and structure of the Board and its committees, and the performance of individual directors.

While the Board does not have a fixed policy regarding the separation of the offices of the Chairman and Chief Executive Officer, the Corporate Governance Committee reviews the Board’s leadership structure annually with the Board.

Board and Committee Evaluation Process

The Board believes that conducting an annual evaluation process is a critical component of good corporate governance and improves the performance of the Board as a whole, its Committees and individual directors. The independent Chair of the Corporate Governance Committee leads the annual performance evaluation of the Board, each Committee, and the individual directors. The independent Chairs of each of the Committees lead the reviews of their respective Committees and the Chairs of the Audit and Compensation Committees report their findings to the Corporate Governance Committee Chair. Guidelines for director self-evaluation, Committee evaluation and evaluation of the Board are given to each independent director to provide structure in soliciting their feedback. Candid, one-on-one discussions are held between each independent director and each of their respective Committee Chairs and the Chair of the Corporate Governance Committee, using the Guidelines provided in advance as the basis for discussion. The results of the evaluation are discussed in a closed session of the independent directors led by the Lead Director and the independent Committee Chairs. A summary of the evaluation results and recommendations for improvement is then reported to the full Board and Company policies and practices are updated as appropriate.

2019 Proxy Statement | 17

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Risk Management and the Board’s Role in Risk Oversight

Our Company recognizes the importance of effective risk management to the success of our business and our stockholders and has long-standing and highly developed structures in place to manage risk. The Board of Directors has principal responsibility for oversight of the Company’s risk management processes. The Board regularly receives information on risks facing the Company from, and provides oversight to, a variety of management groups, including the enterprise risk management, global compliance, internal audit, finance risk and control and compensation risk review groups. These groups provide reports either directly to the full Board, or to the Audit Committee or Compensation Committee. Each of these Board committees is comprised solely of independent directors and reports to the full Board at each Board meeting. Regional and separate key risk committees of our management, as well as business and operational risk functions, report to the enterprise-wide management groups which in turn report to the full Board or a committee of the Board. Our internal audit and global compliance groups conduct monitoring and testing of Company-wide policies and procedures and which are reported quarterly to the Audit Committee and Board of Directors, respectively.

The full Board oversees the Company’s business continuity planning, reviewing and approving management’s plans with respect to, among other things, key management succession, disaster planning, crisis management, and prioritization of recovery efforts. The Board also reviews and approves the Company’s Corporate Liquidity Policy, which addresses how the Company would respond to possible liquidity crises created by temporary market disruptions and/or longer-term financial distress.

The Audit Committee receives risk management, cybersecurity and internal audit reports at least quarterly from the enterprise-wide risk management committee, the Company’s Chief Technology Officer, and internal auditor, respectively, and oversees enterprise risk assessment, cybersecurity and risk management policies and procedures. The full Board receives reports of, and provides direction to, the enterprise-wide risk management committee, the Company’s Chief Technology Officer and internal auditor at least annually. As described in more detail below, the Compensation Committee and a management compensation risk review committee evaluates the Company’s compensation policies and programs to ensure they do not encourage excessive risk-taking. The Audit Committee and the Compensation Committee report on risk, along with other committee matters, at meetings of the full Board.

At their meetings, the Board, Audit Committee and Compensation Committee review and discuss identified risks with the relevant members of senior management and members of the various groups with responsibility for risk identification and management. These regular communications provide the Board with a practical and in-depth understanding of the risks facing the Company and enable the Board to provide direction to management with respect to its approach to identifying, monitoring and addressing material risks.

Our Board’s role in risk oversight is well-supported by having an experienced Chairman and Chief Executive Officer who has extensive knowledge of and experience with the risks that the Company faces. In addition, the Audit, Compensation and Corporate Governance Committees of the Board are composed entirely of independent directors, as described above in “Committee Membership and Meetings”, which the Board believes also enhances risk oversight.

18 | Franklin Resources, Inc.

DIRECTOR FEES

Standard Compensation Arrangements

The compensation arrangements for non-employee directors consist of the board and meeting fees below. On February 14, 2018, the Board approved certain changes to the compensation structure, as set forth below.

Standard Board Fees. Non-employee directors of the Company are entitled to an annual retainer, which is paid quarterly, and an annual equity grant which is made on the date of the annual organizational meeting of the Board. The quarterly retainer fee was $21,250 for the first and second quarters of fiscal year 2018 and $23,750 for each quarter thereafter. For fiscal year 2018, the annual equity grant was valued at $145,000 (rounded up to the nearest whole share).

Special Board Meeting Fees. A special Board meeting fee of $5,000 is payable to each non-employee director for each Board meeting attended by such director in excess of the five regularly scheduled Board meetings per fiscal year. There were no special Board meetings during fiscal year 2018.

Standard Committee Fees. Independent directors who serve on Board committees are entitled to $1,500 per committee meeting attended. In addition, the Chairs of the Audit Committee, the Compensation Committee and the Corporate Governance Committee are entitled to annual fees, which are paid quarterly. During fiscal year 2018, in addition to meeting attendance fees, the Chairs of the Audit, Compensation and Corporate Governance Committees received quarterly fees of $3,750, $2,500 and $2,500, respectively, for the first and second quarters of the fiscal year, and $6,250, $3,750 and $3,750, respectively, for each quarter thereafter.

Lead Director Fee. The Lead Director receives an annual retainer fee, which is paid quarterly. The Lead Director received quarterly fees of $5,000 for the first and second quarters of fiscal year 2018 and $6,250 for each quarter thereafter.

Other Board Compensation. The Company reimburses directors for certain expenses incurred in connection with attending Board and Board committee meetings as well as other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director and his or her spouse accompanying the director in connection with such events.

Deferred Director Fees

The Company and its subsidiaries allow non-employee directors to defer payment of their directors’ fees and stock awards in a manner that is intended to comply with the provisions of Section 409A of the Code, and to treat the deferred amounts as hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds, as selected by the director. Directors are then credited with the same earnings, gains or losses that they would have incurred if the deferred amounts had been invested in the specific investments, in the specific amounts and for the specific periods as directed by each particular director. Additionally, directors who defer their directors’ fees and stock awards are credited with notional dividends and other distributions at the same time, in the same form, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by each particular director. On the payout dates elected by a director, the hypothetical investments are valued and the Company or its subsidiary, as applicable, must pay the director or his or her beneficiary a cash amount equal to the value of the hypothetical investments. Payouts may be made in a lump sum or in periodic installments.

2019 Proxy Statement | 19

DIRECTOR FEES

The following table provides information on the total compensation earned by the Company’s directors in fiscal year 2018:

FISCAL YEAR 2018 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Peter K. Barker	—	280,500	280,500
Mariann Byerwalter	221,250	24,250	245,500
Charles E. Johnson	90,000	145,000	235,000
Gregory E. Johnson(4)	—	—	—
Rupert H. Johnson, Jr.(5)	—	—	—
Mark C. Pigott	—	253,000	253,000
Chutta Ratnathicam	265,500	—	265,500
Laura Stein	—	262,500	262,500
Seth H. Waugh	100,500	145,000	245,500
Geoffrey Y. Yang	—	251,500	251,500

(1)	Fees include quarterly retainer fees, committee meeting attendance fees and fees for service as a committee chair. Fees are awarded in cash, the payment of which may be deferred pursuant to the 2006 Directors Deferred Compensation Plan (the “Director Deferred Plan”) described above under “Deferred Director Fees”. Pursuant to the Director Deferred Plan, directors may elect to defer payment of their directors’ fees and stock awards into hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds. If a director receives fees in cash or elects to defer fees (including the annual stock grant) into hypothetical units of Company sponsored mutual funds, such amounts are included in this column. Any such director fees deferred into hypothetical shares of the Company’s common stock are included in the “Stock Awards” column. See notes 2 and 3 below.
(2)	Stock Awards amounts represent the aggregate grant date fair value, determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” (“ASC 718”), associated with (i) an annual stock grant made on February 14, 2018, provided such stock grant is not deferred into hypothetical units of Company sponsored mutual funds (see note 1 above), and (ii) director fees earned in fiscal year 2018 but whose payment is deferred into hypothetical shares of the Company’s common stock and eventually payable in cash. See “Deferred Director Fees” above. The valuation assumptions (i) for the annual stock grant are the closing price for the common stock on the NYSE on the grant date (February 14, 2018) and (ii) for the deferred hypothetical shares of Company common stock are changes in the closing price of the common stock on the NYSE during fiscal year 2018, and the reinvestment of dividends declared by the Company. Because of the required accounting treatment under ASC 718, the Stock Award amounts for fees earned in fiscal year 2018 and deferred into hypothetical shares of common stock may vary (up or down) to reflect market prices of the common stock.
(3)	The following represents the grant date fair value determined in accordance with ASC 718 for all Stock Awards granted in fiscal year 2018.

Name	Actual Common Stock ($)	Deferred Hypothetical Shares ($)
Peter K. Barker	145,000	135,500
Mariann Byerwalter	—	24,250
Charles E. Johnson	145,000	—
Mark C. Pigott	—	253,000
Chutta Ratnathicam	—	—
Laura Stein	—	262,500
Seth H. Waugh	—	145,000
Geoffrey Y. Yang	145,000	106,500

(4)	Mr. G. Johnson is the Chairman of the Board and Chief Executive Officer of the Company and does not receive compensation for his service as a director. See the “Summary Compensation Table for Fiscal Year 2018” below.
(5)	During fiscal year 2018, Mr. R. H. Johnson, Jr. was an executive as well as a director of Franklin Resources, Inc. and did not receive compensation for his service as a director. See “Certain Relationships and Related Transactions” below for information regarding his fiscal year 2018 compensation.

20 | Franklin Resources, Inc.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information regarding the beneficial ownership of our common stock as of November 30, 2018 by the stockholders that our management knows to beneficially own more than five percent of our outstanding common stock as of such date. The percentage of ownership is calculated based on 512,173,987 outstanding shares of common stock on November 30, 2018.

Except as otherwise noted, each beneficial owner in the following table had sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class
Charles B. Johnson(3)	106,796,243	20.9%
Rupert H. Johnson, Jr.(4)	105,398,083	20.6%

(1)	The addresses of Messrs. C. B. Johnson and R. H. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.
(2)	The number of shares of Company common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission.
(3)	Includes 96,262,697 shares held in a trust for which Mr. C.B. Johnson is trustee, of which 6,000,000 shares are pledged as collateral in connection with a line of credit. Also includes 21,826 shares held in the 401(k) Plan, 4,059,651 shares held in an individual retirement account (an “IRA”), 1,350,000 shares held by his spouse, and 817,800 shares held by a trust for which his spouse is the lifetime beneficiary. Also includes an aggregate of 4,284,269 shares held by three private charitable foundations for which he is a trustee with shared voting and investment power (disclaims beneficial ownership of such shares).
(4)	Includes 103,653,045 shares held in a trust for which Mr. R. H. Johnson, Jr. is trustee. Also includes 24,554 shares held in the 401(k) Plan, 563,735 shares held in an IRA, and 10,116 shares held by his spouse (disclaims beneficial ownership of such shares). Also includes 1,146,633 shares held by a private charitable foundation for which he is a trustee (disclaims beneficial ownership of such shares).

2019 Proxy Statement | 21

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the beneficial ownership of our common stock as of November 30, 2018 by:

●	each director;
●	each executive officer named in the “Summary Compensation Table for Fiscal Year 2018” below; and
●	all directors and executive officers of the Company as a group (including named executive officers).

The percentage of ownership is calculated based on 512,173,987 outstanding shares of common stock on November 30, 2018. Except as otherwise noted, each beneficial owner in the following table had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Total Company Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Directors:
Peter K. Barker	24,750	43,805	*
Mariann Byerwalter	—	13,157	*
Charles E. Johnson(4)	6,369,294	—	1.2%
Gregory E. Johnson(5)	5,210,547	—	1.0%
Rupert H. Johnson, Jr.(6)	105,398,083	—	20.6%
Mark C. Pigott	3,277	47,954	*
Chutta Ratnathicam	14,856	32,649	*
Laura Stein	9,141	39,328	*
Seth H. Waugh	2,414	16,154	*
Geoffrey Y. Yang	22,257	44,216	*
Named Executive Officers:
Kenneth A. Lewis(7)	166,128	—	*
Jennifer M. Johnson(8)	4,660,988	—	*
Craig S. Tyle(9)	135,523	—	*
Jed A. Plafker(10)	96,987	—	*
All directors and executive officers as a group (15 persons)(11)	122,140,844	—	23.9%

*	Represents less than 1% of the outstanding common stock.
(1)

The number of shares of Company common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or the vesting of restricted stock units where applicable. Each share of Company unvested restricted stock confers voting but not dispositive power. The number of shares beneficially owned therefore includes all unvested restricted stock awarded, restricted stock units certified to vest within 60 days, and shares held by such persons in the 401(k) Plan. The Company has no outstanding stock options.

(2)

For non-employee directors, this column combines beneficial ownership of shares of our common stock with deferred director fees held by certain non-employee directors in an account economically equivalent to our common stock (but payable in cash), as of November 30, 2018. See “Director Fees—Deferred Director Fees” for a description of deferred director fees. This column indicates the alignment of the named persons with the interests of the Company’s stockholders because the value of their total holdings will increase or decrease correspondingly with the price of the Company’s common stock. The amounts described in this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

22 | Franklin Resources, Inc.

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

(3)

The percent ownership for each stockholder on November 30, 2018 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 512,173,987 shares (the total number of shares outstanding on November 30, 2018) plus any shares acquirable by that person currently or within 60 days after such date.

(4)

Includes an aggregate of 1,999,800 shares held pursuant to a limited partnership, and 60,510 shares held in his children’s trusts for which Mr. C. E. Johnson is trustee with voting and investment power (disclaims beneficial ownership of such shares). Also includes an aggregate of 4,284,269 shares held by three private charitable foundations for which he is a trustee with shared voting and investment power (disclaims beneficial ownership of such shares).

(5)

Mr. G. Johnson is also a named executive officer of the Company. Includes 5,636 shares held in the 401(k) Plan, and 180,784 shares of unvested restricted stock and stock units. Also includes an aggregate of 2,961,000 shares held pursuant to two limited partnerships, 8,100 shares held in a business trust for Mr. G. Johnson, 73,116 shares held in his children’s trusts for which Mr. G. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares), and 18,685 shares held by his spouse (disclaims beneficial ownership of such shares).

(6)	See footnote (4) under “Stock Ownership of Certain Beneficial Owners” above.
(7)

Includes 38,493 shares of unvested restricted stock and stock units. Also includes 17,678 shares held in a trust for which Mr. Lewis and his spouse are co-trustees with shared voting and investment power.

(8)

Includes 1,939 shares held in the 401(k) Plan, and 130,208 shares of unvested restricted stock and stock units. Also includes an aggregate of 2,808,000 shares held pursuant to two limited partnerships, 15,000 shares held in a business trust for Ms. Johnson, and 173,144 shares held in her children’s trusts for which Ms. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares). Also includes 218,480 shares pledged as collateral in connection with a line of credit (such shares were not received as compensation).

(9)	Includes 27,757 shares of unvested restricted stock.
(10)	Includes 513 shares held in the 401(k) Plan and 69,481 shares of unvested restricted stock.
(11)	Includes an aggregate of 32,641 shares held in the 401(k) Plan and 450,540 shares of unvested restricted stock and stock units.

2019 Proxy Statement | 23

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (CD&A) provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing compensation programs for the Company’s executive officers. In this CD&A, we address the compensation determinations and the rationale for those determinations relating to the Company’s chief executive officer, chief financial officer, and our other most highly compensated executive officers, whom we refer to collectively as the “named executive officers” or “NEOs”. For the fiscal year ended September 30, 2018, our NEOs were:

Name	Position
Gregory E. Johnson	Chairman of the Board and Chief Executive Officer
Kenneth A. Lewis	Executive Vice President and Chief Financial Officer
Jennifer M. Johnson	President and Chief Operating Officer
Craig S. Tyle	Executive Vice President and General Counsel
Jed A. Plafker	Senior Vice President

The Compensation Committee believes that executive compensation should be aligned with and support our performance and business objectives. The Compensation Committee aims to focus the NEOs on our long-term performance by using awards that generally vest over three years as the Compensation Committee believes they are the most effective tools for aligning the executives’ interests with long-term stockholder interests. The portion of our NEOs’ annual compensation linked to short-term performance is intended to motivate and reward executives to achieve certain objectives and to allow us to attract and retain talented executives.

FISCAL YEAR 2018 BUSINESS HIGHLIGHTS
The 2018 fiscal year saw decreases in many of our key performance measures: assets under management, earnings per share, and operating income. We made strategic investments in a number of growth initiatives. These expenses, together with lower AUM and net flows, contributed to lower operating income for fiscal year 2018. Our operating margin was 33.5%. Overall aggregate investment performance was mixed. While short-term performance lagged in several of our flagship strategies, we had performance strength in several areas, including our U.S. and international growth strategies. The Company’s 3-year total shareholder return ranking was in the third quartile of our peer group, a modest improvement over last year, and the Company returned over $3.5 billion to shareholders through dividends and stock repurchases, an increase of 191% versus the prior year.

The Compensation Committee evaluated the fiscal year 2018 performance consistent with its philosophy that a significant portion of executive compensation should be variable and tied to the Company’s performance. More than 90% of CEO pay for fiscal year 2018 was based on performance, subject to forfeiture. In addition, the CEO and other NEOs experienced forfeitures of certain previously granted performance awards, as further described under the heading “Long-term Incentive and Retention Compensation” below.

The chart below compares the results of our key performance measures for the current fiscal year against last fiscal year:

Key Performance Measures (as of and for fiscal years ended September 30)	2018		Percentage Change 2018 vs. 2017	2017
Assets Under Management ($ billions)	717.1		(4.8%)	753.2
Operating Profit Margin	33.5%		—	35.4%
3 Year Shareholder Return	(1.78%)		—	(4.69%)
Earnings Per Share	$1.39	*	(53.8%)	$3.01
Operating Income ($ millions)	$2,118.6		(6.4%)	$2,264.3

*	Fiscal year 2018 earnings per share decreased primarily due to an estimated income tax charge of $968.8 million, or $1.80 per share, resulting from enactment of the Tax Cuts and Jobs Act of 2017.

24 | Franklin Resources, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY OF OUR COMPENSATION PRACTICES
Our pay practices demonstrate our commitment to responsible compensation and governance practices.

What We Do
✓Base 92% of CEO pay and 87% of other NEO pay on performance, subject to forfeiture
✓Grant long-term awards based on meaningful performance measures
✓Maintain a clawback policy
✓Require significant stock ownership
✓Provide limited perquisites
✓Retain an independent consultant to the Compensation Committee
✓Mitigate excessive risk by regularly reviewing incentive compensation plans and compensation practices
✓Engage with stockholders to discuss compensation practices

What We Don’t Do
✕No minimum payout level is guaranteed for bonuses or performance awards
✕No employment, severance or change in control agreements for NEOs
✕No excise tax gross-ups
✕No repricing of underwater stock options
✕No hedging of Company stock
✕No pledging of Company stock received as compensation
✕No special retirement arrangements for executives

STOCKHOLDER ENGAGEMENT
During fiscal year 2018, we continued our formal stockholder engagement program. We value our stockholders’ interest and feedback, and we are committed to maintaining an active dialogue to ensure that we understand the priorities and concerns of our stockholders with respect to best practices for governance matters and executive compensation. Our independent Lead Director, Peter Barker, invited unaffiliated stockholders (collectively holding approximately 46% of the Company’s unaffiliated shares) to meet. The majority of these unaffiliated stockholders did not choose to have a call, not having any issues that they felt needed to be raised with the Board. In October of 2018, Mr. Barker conducted telephonic meetings with those unaffiliated stockholders who did wish to have discussions. These stockholders did not suggest making any significant changes in our methodology.

EVALUATION OF “SAY ON PAY”
At our 2017 Annual Meeting, our stockholders had the opportunity to cast a non-binding advisory vote on the compensation of our NEOs (a “say-on-pay proposal”). More than 97% of the votes cast were in favor of the Company’s say-on-pay proposal. The Compensation Committee believes this reflects general shareholder support for our executive compensation program and philosophy and intends to continue its practice of linking executive compensation with Company performance.

At our 2017 Annual Meeting, an advisory vote was taken on the frequency with which we ask our stockholders to provide an advisory vote on our executive compensation program. We proposed that the vote would be held every three years. A majority of the votes cast were in favor of a three-year period for say-on-pay votes. Our next say-on-pay proposal will be at our 2020 Annual Meeting.

Executive Compensation Overview

OBJECTIVES OF THE COMPENSATION PROGRAM
Each element of compensation paid to our NEOs is designed to support one or more of the Company-wide or business unit performance objectives described below.

Company-Wide Objectives
In order to link executive compensation to our performance, the Compensation Committee considers a number of financial and non-financial objectives it believes further the growth and welfare of the Company.

The Compensation Committee has placed an emphasis on the following metrics:

●	investment management performance
●	operating profit margin
●	pre-bonus operating income
●	operating income growth
●	total return to stockholders
●	earnings per share

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COMPENSATION DISCUSSION AND ANALYSIS

Business Unit Objectives
The Company-wide performance measures are driven by and reflect the combined performance of our numerous individual business units. However, the Compensation Committee recognizes that such Company-wide measures may not fully reflect the individual performance and contributions made by our separate business units and their respective leaders. The Compensation Committee therefore believes that individual objectives should also be set for the executives that are linked to the growth and development of their respective business units. Such goals are specifically tailored to each business unit and include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives. The Compensation Committee seeks to reward executives who achieve such objectives as they are designed to improve business unit performance and contribute to the performance of the Company as a whole.

COMPENSATION PHILOSOPHY
The Compensation Committee believes that executive compensation should be linked with our performance and significantly aligned with the interests of our stockholders. In addition, executive compensation is designed to allow us to recruit, retain and motivate employees who play a significant role in our current and future success.

The compensation of the NEOs should be understood within the context of our business. We are an investment management organization focused on long-term performance. One of the Compensation Committee’s main goals is to focus the executives on our long-term performance. The Compensation Committee believes that long-term awards are effective tools for aligning the executives’ interests with long-term stockholder interests in order to increase overall stockholder value. In addition, the NEOs implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the NEOs aids in our implementation of such long-term initiatives. Average Company tenure for our NEOs as of September 30, 2018 was 25.9 years. To focus our NEOs on long-term performance and foster retention, we grant our NEOs equity awards that are subject to performance-based vesting and, as described in the following paragraph, a portion of any AIP/KEIP awards earned by our NEOs is paid in the form of restricted stock that is subject to a three-year service-based vesting schedule. In setting the performance vesting targets for long-term awards for our NEOs, the Compensation Committee uses performance criteria that they believe are challenging but also achievable. In recent years, equity awards to our NEOs have been granted in the form of restricted stock and restricted stock units rather than options, in part, because the Compensation Committee believes that in the current market restricted stock is a better motivational tool than options. However, the Compensation Committee may, in its discretion, award stock options to executives in the future. Long-term performance awards vest over a three-year period based on the achievement of predetermined Company financial performance goals and other specified performance objectives. In the event a performance measure is not achieved at or above a specified threshold level, the portion of an award tied to such performance measure is forfeited. In addition, in order to further align the NEOs’ interests with our stockholders, each NEO is expected to comply with our stock ownership guidelines.

The portion of the NEOs’ annual compensation linked to our short-term success is designed to motivate and reward executives to achieve certain short-term objectives and to attract and retain talented executives. In determining the amount of annual awards, the Compensation Committee does not use a rigid formula based on a single metric or a combination of metrics as the Compensation Committee believes that this would be inadequate to evaluate overall performance. The Compensation Committee uses the profitability of the firm as the starting point to establish the maximum award pool under our Annual Incentive Compensation Plan (“AIP”) for all plan recipients. Awards to the NEOs other than Mr. Plafker were made pursuant to our 2014 Key Executive Incentive Compensation Plan (“KEIP”), which is a sub-plan of the AIP. Mr. Plafker was eligible for an annual incentive award under the AIP. The Compensation Committee then establishes the maximum portion of the KEIP pool that may be awarded to each eligible NEO. In determining the actual amount awarded under the KEIP or AIP to each such NEO, the Compensation Committee uses

26 | Franklin Resources, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

discretion to adjust the award and may use any one or more of the Company-wide objectives and weightings for each NEO as described under “Company-wide Objectives for KEIP/AIP Awards” below. Amounts earned under both the KEIP and AIP are awarded in cash and restricted stock subject to time-based vesting. The actual objectives for each NEO used for compensation determinations for fiscal year 2018 are set forth under “Individual Performance Measures” below.

Company-wide Objectives for KEIP/AIP Awards
Investment Performance:	1-, 3-, 5- and 10-year investment management performance; assets under management; and investment management revenue
Financial Results:	Annual revenue; earnings per share growth; earnings per share; net income; operating income; operating revenues; operating profit margin; pre-bonus operating income; and total return to stockholders
Strategic Initiatives:	Optimize global growth prospects; continue building enduring relationships with clients and business partners; strengthen employee engagement and leadership development; maintain expense management

The Compensation Committee believes that the use of a strict formula-based program for annual awards could have inadvertent consequences such as encouraging the NEOs to focus on the achievement of one specific metric to the detriment of other metrics. In addition, tying compensation to a strict formula would not allow for adjustments based on issues beyond the control of the NEOs. The Compensation Committee recognizes that each NEO other than the CEO (each, a “Senior Executive”) may be most able to directly influence the business unit for which he or she is responsible and therefore believes it is appropriate to use negative discretion to adjust annual awards for each such Senior Executive to take into account the achievement of objectives that are directly tied to the growth and development of their respective business unit. Furthermore, with respect to our overall executive compensation program, the use of discretion provides the Compensation Committee with the flexibility to compensate our NEOs for truly exceptional performance without paying more than is necessary to incent and retain them.

Execution of Our Philosophy

ROLE OF THE COMPENSATION COMMITTEE AND THE DECISION MAKING PROCESS
Compensation decisions for our NEOs are made by the Compensation Committee with input from its independent compensation consultant, other senior members of management, and our CEO.

As our highest ranking officer, the CEO is responsible for overseeing all of our operations and results, implementing our strategic objectives and providing direction and leadership to the Company. The Compensation Committee therefore believes that the CEO’s compensation should normally be higher than the compensation paid to the Senior Executives and that a large percentage of such compensation should be at risk and linked to the achievement of objectives based upon our performance with regard to certain significant financial metrics.

While the Compensation Committee believes that our financial performance should be the main driver of CEO pay, it also believes the CEO’s individual performance with regard to relevant non-financial objectives and achievements during the year should be taken into account. Historically, such non-financial objectives for the CEO have included customer service, technology and human resource objectives, as well as goals regarding our compliance with laws and regulations and the maintenance of excellence in its corporate governance practices, among other things.

In setting the CEO’s compensation, every year the Compensation Committee reviews (i) our performance (both financial and non-financial), (ii) compensation reports (which we refer to as “tally sheets”) regarding the amounts paid to the CEO in prior years as salary, bonus and other compensation (including a sensitivity analysis regarding the CEO’s vested and unvested equity awards), (iii) relevant compensation benchmarks and practices at peer companies, and (iv) relevant non-financial information, such as data regarding achievements in the areas noted above. Based upon these reviews, the Compensation Committee determines the CEO’s incentive compensation for the current fiscal year.

With respect to our Senior Executives, we conduct an annual review process in which goals are developed for each business unit by the CEO, the Senior Executive who leads the business unit and our corporate planning group. Each unit’s goals are specifically tailored because their different business

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COMPENSATION DISCUSSION AND ANALYSIS

functions are not always easily comparable. The goals for each Senior Executive for fiscal year 2018 are set forth under “Individual Performance Measures” below.

The Compensation Committee then reviews and discusses the evaluations, competitive compensation information, tally sheets and the compensation recommendations for each such Senior Executive that is provided to them by the CEO and our Human Resources Group as described in “Role of Management” below. Based upon this review, the Compensation Committee assesses the reasonableness of the compensation recommendations and sets each Senior Executive’s incentive compensation.

The following illustrates the Compensation Committee’s pay determination process throughout a fiscal year.

First Quarter

●Discuss established company-wide priorities and key performance targets
●Go over individual annual bonus award objectives linked to the growth and development of respective business units
●Analyze industry trends in compensation

Second Quarter

●Review individual annual bonus award scorecards with the Compensation Committee, including strategic and line of business initiatives as well as key performance targets
●Review quarterly financial performance, focusing on year-over-year results with regard to Company-wide performance measures
●Assess progress toward corporate priorities and analyze potential impact to executive compensation

Fourth Quarter

●Review of fiscal year performance, including achievement of company-wide priorities and key performance targets
●Evaluate fiscal year-to-date performance versus peers
●Compensation Committee determination of the percentage of pre-bonus operating income that will go into the award pool, with recommendation developed by HR and reviewed and endorsed by the CEO prior to Compensation Committee review
●Review of executive officer performance, with input from independent compensation consultant and CEO (for other NEOs)
●Finalize award amounts

Third Quarter

●Complete review of prior year peer compensation and financial results provided by McLagan
●Senior members of the Human Resources Group meet with the CEO to discuss competitive compensation, retention, funding requirements and other significant compensation issues
●Review quarterly financial performance, focusing on year-over-year results with regard to Company-wide performance measures
●Consider stockholder feedback
●Assess progress toward corporate priorities and analyze potential impact to executive compensation

ROLE OF MANAGEMENT
The Compensation Committee works with members of management, including our CEO, to seek input regarding our executive compensation program. Twice a year the CEO, aided by our corporate planning group, evaluates each Senior Executive and his or her respective business unit’s progress in achieving its goals. In addition, the CEO works with senior members of our Human Resources Group to recommend the appropriate award amount for each Senior Executive based upon such performance. As part of this process, the Human Resources Group conducts and reviews an analysis of competitive compensation by peer companies (listed below under “Peer Group Companies”), compares previous year-over-year performance and compensation paid to the executive, considers internal pay equity issues and reviews third party executive compensation surveys related generally to the financial services industry and specifically to the asset management industry. In addition, the Human Resources Group prepares tally sheets which include cash, equity and other compensation paid to each Senior Executive in prior periods as well as an analysis of the total projected wealth accumulation for such executive over the next five years. Upon completion of this review process, management presents the performance evaluations to the Compensation Committee and the CEO makes a recommendation regarding the appropriate level of incentive compensation in relation to the objectives achieved.

The Company’s management has engaged McLagan Partners (“McLagan”), a financial services industry compensation consultancy to provide information on peer company compensation and pay trends. McLagan’s proprietary surveys and market data are used to analyze the competitiveness of the Company’s executive compensation program and to understand compensation forecasts and trends in the industry. The annual market data assessment of peer executive officers is created with McLagan’s guidance and provided to the Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, the Compensation Committee considers the recommendation of our Human Resources Group as to the appropriate size of the award pool. In preparing its recommendation, senior members of our Human Resources Group meet periodically with our CEO to discuss competitive compensation, retention, funding requirements and other significant compensation issues. In addition, the CEO meets with the Chief Financial Officer (the “CFO”) to review the quarterly financial performance of the Company over the most recent quarters and the last two years, and in particular focuses on the Company’s year-over-year results with regard to the Company-wide performance measures set forth under the heading “Company-wide Objectives for KEIP/AIP Awards” above. The recommendation is reviewed and endorsed by the CEO prior to its presentation to the Compensation Committee.

PEER GROUP COMPANIES
The Company’s Human Resources Group, in conjunction with McLagan, compares the NEOs’ compensation to the compensation of executive officers performing similar functions among a peer group of other investment management companies. This comparison takes into account our performance relative to the other companies, the executives’ comparative roles, responsibilities for the performance of such companies, and the market size and composition data for such peer companies. The Human Resources Group also reviews compensation data from a survey of management and administration positions in investment management organizations published by McLagan. McLagan is engaged by the Company to provide additional peer compensation information because of the complexity of identifying a reasonable and appropriate competitor group, particularly given the differences in size and business mix between us and certain of our publicly traded peer group companies. The peer group companies reviewed this year were the same as the last eight years and included:

●	Affiliated Managers Group Inc.
●	AllianceBernstein L.P.
●	BlackRock, Inc.
●	BNY Mellon Asset Management
●	Eaton Vance Corp.
●	Federated Investors Inc.
●	Invesco Ltd.
●	Janus Henderson Group
●	JP Morgan Asset Management
●	Legg Mason Inc.
●	MFS Investment Management
●	Oppenheimer Funds, Inc.
●	PIMCO Advisers, L.P.
●	T. Rowe Price Group

The Compensation Committee reviews such public and privately held companies’ compensation for comparison purposes but this review is only one of many factors that are considered by the Compensation Committee in setting compensation. Our fiscal year ends on September 30th, and that of all but one of the peer group companies ends on December 31st; accordingly, any meaningful compensation comparison must rely on available data covering time periods which do not correspond exactly and during which more beneficial or more adverse economic conditions affecting compensation may have prevailed. The Compensation Committee used 2017 peer market data received from McLagan to compare NEO total compensation (comprised of base pay, bonuses and equity compensation) against similar positions at the peer group companies. The Compensation Committee’s decision on the level of compensation awarded reflected our performance for fiscal year 2018 versus our peer group companies, as well as consideration of our operating margin, expense management and execution of our strategic initiatives, among other items. Although relative ranking information is considered by the Compensation Committee in evaluating compensation for our NEOs, the Compensation Committee does not target a specific percentile ranking for any component of, or the aggregate total of, NEO compensation.

ROLE OF COMPENSATION CONSULTANT
The Compensation Committee has the sole authority to retain and terminate any compensation consulting firm directly assisting it in the evaluation of director or executive compensation. The Compensation Committee also has the sole authority to approve fees and other retention terms for its consultant.

The Compensation Committee has directly retained Exequity LLP (“Exequity”) as its compensation consultant to provide objective analyses of, and counsel on, our executive compensation program and practices. Exequity’s role is set by the Compensation Committee and, in general, is used to review and comment objectively on management proposals and presentations to the Compensation Committee throughout the year covering all elements of compensation paid to the NEOs. Exequity also provides counsel on general market trends and technical developments, and input on the size and structure of pay for the non-employee directors of the Board. Under the terms of this engagement, Exequity is required to obtain the prior written approval of the Compensation Committee before Exequity or its affiliates

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COMPENSATION DISCUSSION AND ANALYSIS

performs any non-executive compensation related services to the Company or its subsidiaries. Exequity is required to report to the Compensation Committee any such services and fees annually and upon the reasonable request of the Compensation Committee. There were no such services during fiscal year 2018.

The Compensation Committee recognizes that it is essential to receive objective advice from compensation consultants. The Compensation Committee selects its compensation consultant only after taking into consideration all factors relevant to the consultant’s independence including the following:

●	Provision of other services to the Company by the consultant’s firm;
●	Aggregate fees paid by the Company and fees as a percentage of the total revenue of the consultant’s firm;
●	Policies and procedures of the consultant’s firm designed to prevent conflicts of interest;
●	Any business or personal relationships between the consultant, the consultant’s firm and any Compensation Committee member or executive officer of the Company; and
●	Whether the consultant holds shares of the Company’s stock.

During fiscal year 2018, the Company paid Exequity $22,254 in consulting fees directly related to services performed for the Compensation Committee.

Components of Compensation Program and Fiscal 2018 Compensation

The compensation program for the NEOs consists primarily of a base salary and incentive compensation comprised of a combination of cash and equity, based upon the achievement of business unit and Company-wide objectives as described below.

Each element of compensation is designed to reward the achievement of different objectives as summarized below:

COMPENSATION ELEMENT	DESIGNED TO REWARD	RELATIONSHIP TO THE OBJECTIVES
BASE SALARY	●Experience, knowledge of the industry, duties and scope of responsibility	●Provides a minimum, fixed level of cash compensation to attract and retain talented executives to the Company who can continue to improve the Company’s overall performance
SHORT-TERM INCENTIVE COMPENSATION (AIP/KEIP CASH AWARDS)	●Success in achieving annual objectives	●Motivates executives to achieve specific Company-wide and business unit objectives ●Provides competitive compensation to attract and retain talented executives
LONG-TERM INCENTIVE and RETENTION COMPENSATION (LONG TERM PERFORMANCE / RETENTION EQUITY AWARDS and AIP/KEIP EQUITY AWARDS)	●Continued excellence and attainment of objectives over time ●Success in long-term growth and development
●Motivates executives to achieve long-term business unit and Company-wide objectives
●Aligns the executives’ interests with long-term stockholder interests in order to increase overall stockholder value
●Provides competitive compensation to attract and retain talented executives
●Retains the services of key executives with the Company

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COMPENSATION DISCUSSION AND ANALYSIS

2018 CEO AND OTHER NAMED EXECUTIVE OFFICER PAY MIX
The following charts show the various components of the compensation paid or granted to our CEO and Senior Executives in respect of fiscal year 2018. They illustrate the Compensation Committee’s emphasis on equity-based and performance-based components of our executive compensation program.

COMPENSATION MIX
CEO and Average Senior Executive Pay

Base Salary
The Compensation Committee believes that base salaries for the NEOs should be limited to a reasonable base compensation for the day-to-day performance of their job responsibilities, and that the majority of their pay should be in variable compensation tied to performance. Base salaries are evaluated by the Compensation Committee annually for all NEOs and in general remain static unless the individual is promoted or the Compensation Committee determines that an adjustment is necessary due to compensation or economic trends in the industry.

During fiscal year 2018, Mr. Tyle’s annual base salary was increased from $475,000 to $525,000 in recognition of prior year performance and his role as a Senior Executive of the Company. In December 2017, Mr. Plafker assumed a new role under which he oversees the Company’s global distribution efforts, including retail and institutional sales, marketing and product strategy. Previously, he led international distribution efforts for the Company. Mr. Plafker’s annual base salary was increased from $450,000 to $500,000 in connection with his promotion and increased responsibilities. No other NEOs received a base salary increase during fiscal year 2018.

Incentive Compensation
The Compensation Committee believes that NEOs should enhance our performance by linking a significant portion of their compensation to the achievement of business unit, Company-wide and individual objectives. NEO incentive compensation is awarded under our KEIP or our AIP, with the amount of such compensation determined based on performance for the most recently completed fiscal year and made in the form of cash and equity, with the equity portion granted under our 2002 Universal Stock Incentive Plan (“USIP”) and subject to a three-year service-based vesting schedule. Additional long-term incentive compensation is awarded to our NEOs in the form of equity also granted under our USIP and is subject to performance vesting conditions.

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COMPENSATION DISCUSSION AND ANALYSIS

INDIVIDUAL PERFORMANCE MEASURES
The performance objectives established for our NEOs in determining fiscal year 2018 short-term incentive compensation are set forth below. Mr. Plafker was not eligible to participate in the KEIP for fiscal year 2018 but was eligible to participate in the AIP.

The objectives for the awards for our CEO, Greg Johnson, were weighted as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

Gregory E. Johnson Chairman of the Board and Chief Executive Officer
Investment Performance (50%)
Under Mr. G. Johnson’s leadership, our long-term investment performance remained competitively positioned, with 64% of assets under management ranked in the top two quartiles relative to our peer group for the 10-year investment management period; 35%, 60%, 37% of assets under management ranked in the top two quartiles based on the one-, three-, and five-year periods, respectively.
Financial Results (30%)
Under Mr. G. Johnson’s leadership:
●The Company achieved an operating margin of 33.5% on operating income of approximately $2.1 billion, highlighting our fiscal discipline and focus on thoughtful expense management.
●Long-term gross sales of $105.0 billion, while down 7% from the prior year, continued to reflect the Company’s diversified mix of assets under management by investment strategy, client type and geographic region. Net flows of ($38.0) billion are in line with the prior year and reflect the short-term performance challenges in several flagship strategies.
●The Company successfully implemented all accounting and reporting requirements associated with the Tax Cuts and Jobs Act of 2017, which resulted in a lower effective tax rate for the firm.
●Capital management activity included a year-over-year increase of quarterly dividends, the issuance of a special dividend, significant increases in share repurchases of common stock and the early redemption of outstanding $350 million senior debt due in 2020. These practices returned over $3.5 billion to shareholders during the fiscal year.
Strategic Initiatives (20%)
Under Mr. G. Johnson’s guidance, we made significant progress on our multi-year corporate priorities and key strategic initiatives to enhance capabilities and drive the growth of the business. During fiscal year 2018 we:
●Further strengthened the institutional quality of the firm by fostering increased integration of risk management, embedding Environmental, Social & Governance (ESG) factors into our investment process, and developing alternative data sources to drive alpha generation.
●Established five-year strategic plans for key countries representing the largest business growth opportunities globally.
●Significantly expanded our line-up of smart beta, active, and passive exchange traded funds (ETFs) with new offerings in the U.S., Canada and Europe.
●Bolstered our U.S. distribution by adding staff to focus on key channels and product lines, including the Private Wealth Division, Defined Contribution channel and ETF platform.
●To support the growth of our Multi-Asset Solutions group, made key hires to maximize investment expertise, and formalized the process for information sharing and collaboration across investment teams.
●Completed the acquisition of Edinburgh Partners Limited (Edinburgh Partners), an established global value investment manager that strengthens our global equity product offerings with a highly regarded investment team. Appointed the CEO of Edinburgh Partners to Chairman of the Templeton Equity Group.
●Continued to make strategic investments in emerging investment-related technologies and acquired Random Forest Capital, LLC (Random Forest), an investment firm with expertise in data science and non-bank marketplace lending that complements our existing fundamental fixed income research and will assist our broader technology and data science initiatives.
●Mr. G. Johnson provided strategic guidance in the areas of talent development, partnered with our President to successfully implement succession planning in several key areas of the business, and communicated regularly with employees to share our corporate strategy and ensure transparency.
●With the Executive Committee, Mr. G. Johnson reinforced a culture where diversity, innovation and accountability are actively encouraged and rewarded.
●Mr. G. Johnson continued as an active member of the Board of Governors for the Investment Company Institute (“ICI”), the national association of U.S. investment companies, as well as actively participating with ICI Global.

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COMPENSATION DISCUSSION AND ANALYSIS

Jennifer M. Johnson
President and Chief Operating Officer, oversees the majority of investment management teams and all related investment management support services, including trading. She is also responsible for global distribution, marketing and product development. In addition, Ms. Johnson oversees client service, fund administration, global technology and our high net-worth business (Fiduciary Trust).

●Ms. Johnson partnered closely with our CEO to lead key strategic initiatives to grow our core business and drive long-term growth.
●Ms. Johnson successfully executed strategic organizational changes to strengthen our leadership team and enhance our organizational structure. These changes included:
●Naming a new Chief Investment Officer (CIO) of Franklin Templeton Fixed Income Group.
●Creating new key leadership roles in the Multi-Asset Solutions team, including a Head of Multi-Asset Research Strategies and a Head of Client Investment Solutions.
●Naming a new Executive Vice President of Global Advisory Services to oversee the Company’s global distribution teams, including retail and institutional sales, marketing and product development.
●Appointing a new CIO of Emerging Markets.
●Naming a head of the newly created Digital Distribution Channel to ensure we remain effectively positioned to respond to changing investor preferences, shifting distribution models, and new forms of distribution.
●Ms. Johnson led the acquisitions of Edinburgh Partners and Random Forest. She executed the new business partnership with Asia Alternatives Management, a boutique private equity firm, which created Franklin Templeton Private Equity (FTPE).
●Ms. Johnson oversaw the expansion of our product line-up, including the launch of passive strategy ETF funds for the U.S. market, as well as Alternatives strategies.
●She continued to build our investment management data science and digital capabilities, and negotiated the business agreement with the Vizag Development Office to build our India FinTech Development Center.
●Ms. Johnson led the launch of our Reach for BetterTM marketing campaign as well as the expansion of advertising globally.

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COMPENSATION DISCUSSION AND ANALYSIS

Kenneth A. Lewis
Executive Vice President and Chief Financial Officer, responsible for our corporate finance and accounting functions, acquisitions, strategic planning, performance measurement, corporate taxation, AUM services, enterprise risk management, investor relations and corporate real estate and facilities.

●Under Mr. Lewis’ leadership, the Company implemented the requirements imposed by the Tax Cuts and Jobs Act of 2017, addressed the impacts on our corporate structure and reevaluated our policy relating to indefinitely reinvested and undistributed earnings of foreign subsidiaries, making $8.6 billion available for repatriation that could be used to invest in and grow our business, repurchase shares of our common stock, and invest in our products and technology infrastructure.
●Mr. Lewis recommended and executed revised capital management practices, including a special dividend, repatriation of earnings from foreign subsidiaries, significant increases in share repurchases and repurchase authorization, and the early redemption of outstanding $350 million senior debt due in 2020. These practices returned over $3.5 billion to shareholders during the fiscal year.
●The Company evaluated numerous strategic investment opportunities, and executed transactions in several FinTech companies. Mr. Lewis oversaw all financial aspects of the acquisitions of Edinburgh Partners and Random Forest and two joint ventures, which will augment and support our global offerings.
●Mr. Lewis partnered with global distribution, portfolio management and operations executives to provide financial advice for several corporate initiatives, including product pricing, the launch of ETF products, and the review of the Company’s international growth strategies.
●Mr. Lewis evaluated the Company’s real estate portfolio, administered a global facilities capacity review, and proactively negotiated leasing arrangements resulting in substantially increased rental income and maximum space utilization.
●Under Mr. Lewis’ leadership, the Company maintained its fiscal discipline and focus on expense management while strategically investing in our core business and growth initiatives.

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COMPENSATION DISCUSSION AND ANALYSIS

Craig S. Tyle Executive Vice President and General Counsel, responsible for Legal, Global Compliance, and Investment Compliance.
Under Mr. Tyle’s leadership, the teams:
●Provided extensive support and counsel for the Company’s mergers and acquisitions activities, including in connection with the acquisitions of Edinburgh Partners and Random Forest, as well as the negotiation of a joint venture agreement with Asia Alternatives Management.
●Provided advice and support in connection with the reorganization of the Templeton Emerging Markets Investment Group.
●Co-directed and provided substantial legal and compliance support and advice in connection with changes necessitated by the revised Markets in Financial Instruments Directive (MiFID II) and Packaged Retail Investment and Insurance-Based Products regulation (PRIIPS) in the European Union, as well as the General Data Protection Regulation (GDPR).
●Provided legal and compliance support for the launch of U.S. active and passive ETFs, Irish ETFs and Canadian active and smart beta ETFs, as well as the cross-border registration of existing ETFs.
●Completed complex-wide special shareholders’ meetings for all U.S.-registered Franklin and Templeton open-end funds.
●Managed costs by developing and leveraging resources in various global locations.

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COMPENSATION DISCUSSION AND ANALYSIS

Jed A. Plafker
Senior Vice President, responsible for global retail and institutional distribution efforts, including product development and global marketing services. Mr. Plafker was promoted to this expanded role in fiscal year 2018, having formerly been responsible for distribution services across International Advisory Services.

During fiscal year 2018, Mr. Plafker:
●Strengthened the leadership of our global distribution organization with hires in key markets and combining certain U.S. and international functions to support the global platform.
●Completed a build out of five-year strategic growth plans for our key international markets, strategies and products, incorporating the expansion of our digital ecosystem to meet the changing face of distribution. Key accomplishments included:
●Continuing the multi-year implementation to address the move toward fee-based investing which continues to evolve and gain pace in a number of markets.
●Championing the launch of our Alternatives business in India to broaden our investment capabilities and product offerings in one of the firm’s fastest growing markets.
●Defining the strategic direction for China, with plans in motion to solidify our position in an area of significant future growth opportunity.
●Made meaningful improvements to the client experience through an enhanced sales process, streamlined servicing and reporting, and redesigned websites.
●Strengthened our U.S. distribution by adding staff to focus on key channels and product lines, including the Private Wealth Division, Defined Contribution Channel and ETF platform.
●Instituted a new operating and coverage model for the firm’s Institutional sales team.
●Continued strengthening our global brand, ensuring that our identity is known, relevant and visible through the Reach for BetterTM marketing campaign and increased global advertising.

The size of the AIP award pool is set by the Compensation Committee as a percentage (not to exceed 20%) of our pre-bonus net operating income, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary items, and any special items (such as special compensation payouts on account of a merger). The final amount of pre-bonus net operating income or “PBOI” that funds the award pool is approved by the Compensation Committee after consultation with certain members of management (as described under “Execution of Our Philosophy—Role of Management” above). For awards made under the KEIP, the amount of the AIP award pool available to fund awards for the fiscal year is equal to 1.25% of PBOI for such year. The maximum KEIP award that may be paid to any participant for any performance period is equal to 40% of the KEIP award pool. The KEIP awards are deducted from the AIP award pool.

At the beginning of fiscal year 2018, the Compensation Committee approved a maximum KEIP award amount for each NEO, other than Mr. Plafker, who was not an executive officer at the beginning of fiscal year 2018. The maximum award that each NEO is eligible to receive, however, is not an expectation of the actual bonus that will be paid to him or her, but a cap on the range ($0 to the maximum amount) that an individual may be paid. As described above in our “Compensation Philosophy,” the Compensation Committee has historically exercised negative discretion to pay significantly less than the maximum amount available to the NEOs under the KEIP award pool based on its evaluation of the achievement of business unit, Company-wide and individual performance measures for such NEOs, as described above in this CD&A.

Mr. Plafker participated in the AIP during fiscal year 2018. The amount of the actual bonus paid to him is based on the Compensation Committee’s evaluation of the attainment of the Company-wide objectives and the individual performance measures achieved by Mr. Plafker, in each case, as described above in this CD&A.

Grants from the KEIP and AIP award pools consist of a combination of cash and restricted stock, with the cash portion being paid following the end of our fiscal year

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COMPENSATION DISCUSSION AND ANALYSIS

to reward an executive for achievement of shorter-term objectives during the fiscal year to which the performance relates. The equity portion is granted shortly following the end of the fiscal year to which the performance relates, with the number of shares of restricted stock determined by dividing the dollar value of the equity portion of the award by the closing price of our common stock on the date of grant.

The restricted stock grants are subject to deferred vesting over time as described in more detail below. Awards are generally structured as follows:

AIP/KEIP AWARD POOL BREAKDOWN

In December 2017, the Compensation Committee approved the participation in the KEIP for fiscal year 2018 for the following NEOs, and allocated a maximum award amount under the KEIP to each as follows: 35% to Mr. G. Johnson, 30% to Ms. Johnson, 10% to Mr. Lewis and 8% to Mr. Tyle.

In November 2018, based on the Compensation Committee’s evaluation of the performance and achievements described under “—Individual Performance Objectives” above, the Compensation Committee approved awards under the KEIP in the following aggregate amounts: $6.2 million to Mr. G. Johnson; $5.4 million to Ms. Johnson; $1.5 million to Mr. Lewis; and $1.325 million to Mr. Tyle. Mr. Plafker did not participate in the KEIP for fiscal year 2018 but his AIP award, which was approved by the Compensation Committee in November 2018 based on its evaluation of the performance and achievements described under “—Individual Performance Objectives” above, was $2.5 million. All KEIP and AIP awards were paid (cash) or granted (restricted stock) in fiscal year 2019.

38 | Franklin Resources, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

		KEIP Bonus Award Values
	Maximum Payout Based on Total Pool		Actual Payout Amounts
Name	(as dollar amount)	(as a percentage of Total Pool)	FY2018 (as dollar amount)	FY2018 (as a percentage of Total Pool)	FY2017 (as dollar amount)	FY2017 (as a percentage of Total Pool)	YoY Dollar Amount Change (as a percentage)
Gregory E. Johnson	$10,743,688	35%	$6,200,000	20%	$6,200,000	19%	0%
Kenneth A. Lewis	$3,069,625	10%	$1,500,000	5%	$1,700,000	5%	(12%)
Jennifer M. Johnson	$9,208,875	30%	$5,400,000	18%	$4,000,000	12%	35%
Craig S. Tyle	$2,455,700	8%	$1,325,000	4%	$1,225,000	4%	8%

Long-Term Incentive and Retention Compensation
Grants of equity are designed to reward an executive for continued excellence, aid in retention, and provide incentives based on the attainment of long-term performance objectives.

The number of shares of restricted stock granted to each NEO in November 2017 under the KEIP was determined based on performance for fiscal year 2017 as described under the “Individual Performance Measures” in the Proxy Statement for fiscal year 2017. Mr. Plafker was granted restricted stock in November 2017 under the AIP, with the number of shares determined based on his performance for fiscal year 2017. In December 2017, following Mr. Plafker’s assumption of additional responsibilities in connection with his promotion and his performance and achievements for the year, the Compensation Committee approved the grant of a restricted stock award to Mr. Plafker with a grant date target amount of $375,000.

The restricted stock awards described above vest in substantially equal installments over three years, subject to the executive’s continued employment on each vesting date. Because the restricted stock awards are subject to vesting over a three-year period, they help to focus an executive on further long-term growth and development and aid in retention.

In order to further emphasize the importance of forward-looking long-term performance, in fiscal year 2018, the Compensation Committee also awarded a portion of NEO compensation as performance-based restricted stock unit awards. The awards vest over a three-year period based on the achievement of specified performance goals, as further described below. In the event a performance goal is not achieved at or above a specified threshold level, the portion of an award tied to such performance goal is forfeited.

The performance-based restricted stock unit awards granted in fiscal year 2018 to Ms. Johnson and Messrs. G. Johnson, Lewis and Tyle (the “2018 Performance Awards”) are tied to the achievement of (i) investment performance, defined as the average investment performance for all assets under management (i.e., investment funds and separate accounts) that are ranked by independent third party rating agencies (“Investment Performance”); and (ii) shareholder return ranking, defined as our total return to stockholders, as reported by Bloomberg or FactSet Research Systems (or their respective successors), relative to the respective total return to stockholders of certain peer companies (“Shareholder Return Ranking”). For purposes of the 2018 Performance Awards, peer companies included the following public investment management firms: Affiliated Managers Group Inc., AllianceBernstein L.P., BlackRock, Inc., Eaton Vance Corp., Federated Investors Inc., Invesco Ltd., Janus Henderson Group, Legg Mason Inc. and T. Rowe Price Group.

For each of the NEOs receiving a 2018 Performance Award, 50% of the value of the 2018 Performance Award is contingent on the achievement of Investment Performance and 50% is contingent on the Company’s Shareholder Return Ranking. The 2018 Performance Awards vest at the end of the three-year period, subject in each case to the achievement of the performance levels shown in the table below and the applicable NEO’s continued employment through the date on which the Compensation Committee certifies that the applicable performance measure has been achieved.

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COMPENSATION DISCUSSION AND ANALYSIS

	2018 Performance Awards
Three Year Performance Period Ending in FY2020	Performance Level	% Vesting
	AUM in Top 2 Quartiles
	≥75%	125%
	AUM in Top 2 Quartiles
Investment Performance	≥70% - <75%	100%
(Assets under Management (“AUM”))	AUM in Top 2 Quartiles
	≥50% - <70%	50%
	AUM in Top 2 Quartiles
	<50%	0%
	Top Quartile	125%
	2nd Quartile	100%
Shareholder Return Ranking	3rd Quartile	25%
	4th Quartile	0%

Based on the performance and achievements described above, the Compensation Committee approved the 2018 Performance Awards under the USIP with the following grant date target award amounts: $3,000,000 for Mr. G. Johnson; $3,000,000 for Ms. Johnson; $400,000 for Mr. Lewis; and $300,000 for Mr. Tyle, in each case, subject to the vesting criteria described above.

In fiscal year 2018, Mr. Plafker was granted restricted stock units that vest based on the achievement of specified performance goals, as described below. In November 2017, the Compensation Committee approved a restricted stock unit award with a grant date target award value of $550,000 that vests based on the attainment of specified levels of Operating Margin for each of fiscal years 2018, 2019 and 2020. If the threshold level is not attained for a specific year, that portion of the award will not vest. “Operating Margin” generally is defined as the operating profit margin, expressed as a percentage, that is reported as operating margin in the annual financial statements included in the Company’s Annual Report on Form 10-K. In addition, in December 2017, the Compensation Committee approved a restricted stock unit award with a grant date target value of $375,000 to reward Mr. Plafker’s contribution to fiscal year 2017 results and recognize his expanded role of overseeing the Company’s global distribution efforts. 50% of this award is tied to the attainment of specified goals relating to succession plan development, implementation and mentorship for specific roles within the International and U.S. Advisory Services groups, and vests in three substantially equal installments over three years, subject to Mr. Plafker’s achievement of those goals. The remaining 50% of the award would vest at the end of a three-year performance period, based on the attainment of (i) specified levels of International Advisory Services average annual sales growth (25% of the award), and (ii) International Advisory Services net sales (25% of the award).

Performance Awards – Prior Years
In previous years, long-term performance-based equity awards granted to our NEOs generally were 50% based on the achievement of Investment Performance (AUM in Top 2 Quartiles), with the remaining 50% based on the Company’s Shareholder Return Ranking. Mr. Tyle did not receive a long-term performance-based equity award in fiscal year 2016.

As of September 30, 2018, the Company’s three-year Investment Performance resulted in 60% of assets under management in the top two quartiles. Therefore, 50% of the Investment Performance restricted stock unit awards granted in November 2015 and scheduled to vest on November 30, 2018 (“2015 IP Shares”) vested.

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COMPENSATION DISCUSSION AND ANALYSIS

Below is a summary of amounts forfeited by NEOs who received 2015 IP Shares:

Name	2015 IP Shares Forfeited	2015 IP Shares Forfeited Grant Date Value ($)	2015 IP Shares Forfeited Value as of 9/30/18 ($)
Gregory E. Johnson	18,116	750,002	550,908
Kenneth A. Lewis	3,624	150,013	110,191
Jennifer M. Johnson	8,455	350,016	257,101

As of September 30, 2018, the Company’s three-year Shareholder Return Ranking was in the third quartile of the peer group. Therefore, 25% of the Shareholder Return Ranking restricted stock unit awards granted in November 2015 and scheduled to vest on November 30, 2018 (“2015 SRR Shares”) vested.

Below is a summary of amounts forfeited by NEOs who received 2015 SRR Shares:

Name	2015 SRR Shares Forfeited	2015 SRR Shares Forfeited Grant Date Value ($)	2015 SRR Shares Forfeited Value as of 9/30/18 ($)
Gregory E. Johnson	27,174	1,125,004	826,361
Kenneth A. Lewis	5,435	225,019	165,286
Jennifer M. Johnson	12,682	525,024	385,652

Benefits and Perquisites

As a general practice, we do not provide material benefits and provide only limited perquisites to the NEOs that are not provided to other employees. All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the Company’s employees.

Termination/Change in Control Matters

Our NEOs are employed on an “at will” basis, without any written employment or severance agreements. The Company may provide severance on a case-by-case basis as approved by the Compensation Committee in its discretion.

Similarly, we have not entered into any agreement with any NEO that provides for additional payments solely on account of a change in control of the Company. Our only change in control provisions are found in existing compensation plans and apply to all participants in those plans.

Tax Considerations

Section 162(m) of the Code (“Section 162(m)”) generally limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct from its federal tax return for compensation paid in any single tax year to its chief executive officer and certain other named executive officers (“covered employees”). At the time the Compensation Committee made many of its compensation decisions for fiscal year 2018, Section 162(m) provided that compensation which qualified as “performance-based” was excluded from the $1 million per covered employee limit if, among other requirements, the compensation was payable only upon attainment of pre-established, objective performance goals under a plan approved by our stockholders.

The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 made significant revisions to Section 162(m). Effective for taxable years beginning on or after January 1, 2018, it repeals the performance-based exception, revises the definition of covered employees to include any individual who served as the chief financial officer at any time during the taxable year, and provides that once an individual is considered a covered employee for any taxable year beginning after December 31, 2016, he or she will be considered a covered employee for all future years, including following any termination of employment. As a result, compensation paid to covered employees in excess of $1 million generally will be nondeductible, regardless of whether it is performance-based. Further, the Tax Cuts and Jobs Act includes a transition rule according to which the

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COMPENSATION DISCUSSION AND ANALYSIS

deduction limitation as described above, will not apply to compensation arrangements in place pursuant to a written binding contract that was in effect on November 2, 2017 as long as it is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule.

In designing our executive compensation program, the Compensation Committee considers a variety of factors, including the potential impact of Section 162(m). However, in making its executive compensation decisions, the Compensation Committee believes it is important to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders even though some compensation may not be deductible.

We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes and penalties on the individual in the event that an executive officer, director or other service provider is entitled to “deferred compensation” that does not comply with the requirements of Section 409A of the Code. We generally have structured deferred compensation in a manner consistent with Section 409A of the Code, and the regulations and other guidance promulgated thereunder.

Compensation Risk Assessment

The Compensation Committee evaluates the Company’s compensation policies and programs to ensure they do not encourage excessive risk-taking. In fiscal year 2018, the management compensation risk review committee (“CRRC”) undertook a comprehensive assessment of existing compensation programs and practices to ensure that imprudent risk-taking is not encouraged and that appropriate risk mitigation features are in place. On the basis of this assessment, the CRRC concluded that the Company’s compensation arrangements are structured in a way that does not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the results of this assessment and agreed with the CRRC’s conclusion.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Respectfully Submitted:

Compensation Committee
Peter K. Barker (Chair)
Mark C. Pigott
Seth H. Waugh

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Summary Compensation Table for Fiscal Year 2018

The following table provides compensation information for the NEOs for the fiscal years ended September 30, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gregory E. Johnson Chairman of the Board and Chief Executive Officer	2018	780,132	5,320,000	3,250,000	100,020	9,450,152
	2017	780,132	5,715,000	3,250,000	140,830	9,885,962
	2016	786,133	7,960,000	3,300,000	57,537	12,103,670
Kenneth A. Lewis Executive Vice President and Chief Financial Officer	2018	525,000	1,016,000	900,000	24,374	2,465,374
	2017	525,000	901,500	1,000,000	23,428	2,449,928
	2016	529,039	1,412,000	930,000	23,812	2,894,851
Jennifer M. Johnson President and Chief Operating Officer	2018	600,000	4,220,000	2,850,000	47,276	7,717,276
	2017	600,000	3,235,000	2,150,000	25,943	6,010,943
	2016	604,039	2,468,000	1,725,000	31,066	4,828,105
Craig S. Tyle(6) Executive Vice President and General Counsel	2018	525,000	699,500	812,500	23,242	2,060,242
	2017	475,000	661,500	762,500	22,815	1,921,815
	2016	478,654	570,000	690,000	25,964	1,764,618
Jed A. Plafker(7)(8) Senior Vice President	2018	492,308	1,850,100	1,400,000	17,332	3,759,740

(1)

Stock award values represent the aggregate grant date fair value for all grants made during each fiscal year in accordance with the requirements of ASC 718 in the specified year for grants made in such year and prior years. For awards with performance conditions, the value at the grant date reported is based on the probable outcome of the performance conditions. Assuming the maximum level of performance is achieved under the applicable performance goals for performance-based long-term incentive awards granted in fiscal year 2018 to each of the NEOs, the grant date fair value of such awards is $3,750,000 for G. Johnson, $500,000 for K. Lewis, $3,750,000 for J. Johnson, $375,000 for C. Tyle, and $925,100 for J. Plafker. Additional information is set forth in the “Grants of Plan-Based Awards for Fiscal Year 2018” table below. See “Note 13—Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for fiscal year 2018 filed with the Securities and Exchange Commission on November 9, 2018 for further details.

(2)

As of September 30, 2018, the Company’s three-year Investment Performance resulted in 60% of assets under management in the top two quartiles. Therefore, 50% the performance-based restricted stock awards granted in fiscal year 2016 and scheduled to vest on November 30, 2018 that were tied to Investment Performance vested. See “Compensation Discussion and Analysis—Long-term Incentive and Retention Compensation” above for more information.

(3)

As of September 30, 2018, the Company’s three-year Stockholder Return Ranking was in the third quartile of the peer group. Therefore, 25% of the performance-based restricted stock awards granted in fiscal year 2016 and scheduled to vest on November 30, 2018 that were tied to Stockholder Return Ranking vested. See “Compensation Discussion and Analysis—Long-term Incentive and Retention Compensation” above for more information.

(4)

Represents the cash portion of awards earned under the Company’s AIP, in the case of Mr. Plafker, and the KEIP, in the case of all other NEOs. See “Compensation Discussion and Analysis—Components of Compensation Program and Fiscal 2018 Compensation—Incentive Compensation” and “—Long-term Incentive and Retention Compensation” above for more details.

(5)

For each of the NEOs, amounts include (a) matching contributions made by the Company under its tax-qualified defined contribution 401(k) plan in fiscal year 2018 in the following amounts: $3,601, $18,375, $18,375, $18,375, and $13,875, for Mr. G. Johnson, Mr. K. Lewis, Ms. J. Johnson, Mr. C. Tyle and Mr. J. Plafker, respectively, and (b) the dollar value of life insurance premiums paid by the Company in fiscal year 2018. Amounts for Mr. G. Johnson and Ms. J. Johnson include $75,156 and $25,022, respectively, for personal use of the Company’s aircraft in fiscal year 2018. The aggregate incremental cost of personal use of Company aircraft is calculated using the rate per nautical mile for each personal flight, published twice per year by Conklin & de Decker Associates, Inc. for each type of Company aircraft. Such amount is based on the published rate at the time of the personal flight use. These rates are used by a variety of

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EXECUTIVE COMPENSATION

corporate aviation operators for cost and budget estimation purposes. The rates include the estimated variable costs of operating aircraft, including fuel, labor and parts for most scheduled maintenance, engine, propeller and auxiliary power unit overhaul cost and parts repair and replacement costs, landing fees and expenses, supplies and catering and crew costs excluding salaries, benefits and fixed costs. The rates do not include the cost of periodic aircraft refurbishment, hangar costs, dues, subscriptions, weather and navigation services or the cost of insurance and administrative services. The rates also do not include depreciation or any tax benefit reductions due to personal use. The aggregate incremental costs in the table includes the cost of all nautical miles flown for positioning flights necessary to accomplish a personal flight and to return the aircraft to its next scheduled location. The amounts for the NEOs also include tickets to sporting events and, for Mr. G. Johnson, fees paid or reimbursed by the Company in fiscal year 2018 for spousal activities related to off-site meetings. For fiscal years 2017 and 2016, includes matching contributions made by the Company under its tax-qualified defined contribution 401(k) plan of (a) $19,060 and $18,000 for Mr. K. Lewis in fiscal years 2017 and 2016, respectively, and (b) $18,000 for each of Ms. J. Johnson and Mr. C. Tyle in each of fiscal years 2017 and 2016.

(6)	Mr. Tyle’s base salary was increased to $525,000 effective October 1, 2017.
(7)	Mr. Plafker was not an NEO in fiscal year 2017 or fiscal year 2016.
(8)	Mr. Plafker’s salary was increased from $450,000 to $500,000 effective November 27, 2017.

Grants of Plan-Based Awards for Fiscal Year 2018

The following table presents information regarding grants of plan-based awards to the NEOs during the fiscal year ended September 30, 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Plan	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory E. Johnson	KEIP(2)	—		3,650,000
	KEIP(3)	11/3/17						68,942	2,950,000
	USIP(4)	11/3/17			26,291	70,110	87,638		2,370,000
Kenneth A. Lewis	KEIP(2)	—		1,684,813
	KEIP(3)	11/3/17						16,359	700,000
	USIP(4)	11/3/17			3,506	9,348	11,686		316,000
Jennifer M. Johnson	KEIP(2)	—		3,650,000
	KEIP(3)	11/3/17						43,235	1,850,000
	USIP(4)	11/3/17			26,291	70,110	87,638		2,370,000
Craig S. Tyle	KEIP(2)	—		1,377,850
	KEIP(3)	11/3/17						10,809	462,500
	USIP(4)	11/3/17			2,630	7,012	8,766		237,000
Jed A. Plafker	AIP(2)	—	837,500
	AIP(3)	11/3/17						12,854	550,000
	USIP(4)	11/3/17			6,427	12,854	12,854		550,000
	USIP(5)	12/11/17						8,504	375,000
	USIP(5)	12/11/17			6,380	8,506	8,506		375,100

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(1)

Incentive awards made under the AIP and the KEIP typically include restricted stock awards granted under the Company’s USIP. Fiscal year 2018 awards under the AIP and the KEIP were comprised of 65% cash and 35% restricted stock for amounts up to $1.0 million, 50% cash and 50% restricted stock for amounts in excess of $1.0 million, and 100% restricted stock for amounts in excess of $7.0 million. Please refer to the “Compensation Discussion and Analysis” above for additional information.

(2)

For all NEOs other than Mr. Plafker, amounts represent the cash portion of the maximum awards under the KEIP for fiscal year 2018. Actual awards under the KEIP have no assigned threshold or target amount, and are finally determined based on the Compensation Committee’s exercise of negative discretion, subject to a pre-determined maximum; accordingly, no threshold or target amounts are listed for these awards. For Mr. Plafker, the amount represents the cash portion of the target award opportunity under the AIP for fiscal year 2018. Awards under the AIP have no assigned threshold or maximum amount; accordingly, no threshold or maximum amounts are listed for this award. Please refer to the “Compensation Discussion and Analysis” above for the actual cash amount received by each named executive officer in fiscal year 2018 pursuant to such awards.

(3)

Represents the equity portion of awards granted under the AIP for Mr. Plafker and under the KEIP for all other NEOs for fiscal year 2017 performance; these awards were granted in fiscal year 2018. Grants of restricted stock are subject to service-based vesting; one-third of the award vested on August 31, 2018, and the remaining two-thirds of the award will vest in two substantially equal installments on August 30, 2019 and August 31, 2020, in each case, subject to the NEO’s continuous employment with us on the applicable vesting date. In accordance with the terms of the USIP, the number of shares of restricted stock granted was determined based on the closing price on the NYSE of the Company’s common stock on the grant date. Any dividends declared on the Company’s common stock are paid on the unvested shares. Amounts do not include the equity portion of awards that may be made under the KEIP for fiscal year 2018 because such awards were granted in fiscal year 2019.

(4)

Amounts represent performance-based long-term incentive awards under the USIP granted on November 3, 2017. These awards will vest, if at all, on (a) December 18, 2020 based on the achievement of Investment Performance and the Company’s Shareholder Return Ranking for all NEOs other than Mr. Plafker and (b) November 30, 2018, November 29, 2019, and December 1, 2020, in equal parts, based on the achievement of specified performance goals relating to Operating Margin for Mr. Plafker, in each case, subject to the NEO’s continuous employment with us on the applicable vesting date. Please refer to the discussion of Performance Awards under “Compensation Discussion and Analysis—Long-term Incentive and Retention Compensation” above. For all NEOs, the number of shares granted was determined by dividing the award value by the closing price of the Company’s common stock on November 3, 2017, the date of grant, rounded up to the nearest whole share. Any dividends payable on the Company’s common stock prior to vesting are paid upon vesting.

(5)

The amount represents a grant of 8,504 shares of restricted stock subject to service-based vesting conditions; one-third of this award vested on November 30, 2018 and the remaining two-thirds will vest in two substantially equal installments on November 29, 2019 and December 1, 2020, in each case, subject to his continuous employment with us on the applicable vesting date. The amount also represents a grant of performance-based restricted stock units, of which (a) 4,252 units vest in three substantially equal installments based on the achievement of specified performance goals relating to succession plan development, implementation and mentorship for specific roles within the International and U.S. Advisory groups, of which 1,418 units vested on November 30, 2018, with the remaining units vesting in two installments of 1,417 units on November 29, 2019 and December 1, 2020, and (b) 4,254 units vest on December 1, 2020 if threshold levels of International Advisory Services average annual sales growth and International Advisory Services net sales are achieved, in each case, subject to Mr. Plafker’s continuous employment with us on the applicable vesting dates. Please refer to the discussion of Performance Awards under “Compensation Discussion and Analysis—Long-term Incentive and Retention Compensation” above. The number of shares granted was determined by dividing the award value by the closing price of the Company’s common stock on December 11, 2017, the date of grant, rounded up to the nearest whole share. Any dividends payable on the Company’s common stock prior to vesting are paid upon vesting.

(6)

Determined pursuant to ASC 718. For equity awards that are subject to market conditions related to total shareholder return, the grant date fair market value reported is based upon the probable outcome of such conditions using a Monte Carlo valuation method.

Please refer to the “Compensation Discussion and Analysis” above for an explanation of salary and bonus in proportion to total compensation and see amounts disclosed in the “Summary Compensation Table for Fiscal Year 2018” and “Grants of Plan-Based Awards for Fiscal Year 2018” table.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table presents information concerning the number and value of stock awards held by the named executive officers as of September 30, 2018. As of September 30, 2018, none of the NEOs had any stock options outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory E. Johnson	75,634	2,300,030	214,069	6,509,838
Kenneth A. Lewis	17,137	521,136	30,409	924,738
Jennifer M. Johnson	42,918	1,305,136	145,749	4,432,227
Craig S. Tyle	11,063	336,426	14,163	430,697
Jed A. Plafker	40,194	1,222,300	37,667	1,145,453

(1)	Consists of shares of restricted stock that vest as follows:

Name	Total Unvested Shares	Vesting Date
Gregory E. Johnson	29,673	8/30/19
	45,961	Vests in equal parts on 8/30/19 and 8/31/20
Kenneth A. Lewis	6,231	8/30/19
	10,906	Vests in equal parts on 8/30/19 and 8/31/20
Jennifer M. Johnson	14,095	8/30/19
	28,823	Vests in equal parts on 8/30/19 and 8/31/20
Craig S. Tyle	3,857	8/30/19
	7,206	Vests in equal parts on 8/30/19 and 8/31/20
Jed A. Plafker	4,575	8/30/19
	8,569	Vests in equal parts on 8/30/19 and 8/31/20
	11,128	11/29/2019
	7,418	Vests in equal parts on 11/30/18 and 11/29/19
	8,504	Vests in equal parts on 11/30/18, 11/29/19 and 12/1/20

(2)	Calculated by multiplying unvested shares by $30.41, the closing price of the Company’s common stock on the NYSE on September 28, 2018, the last trading day of the fiscal year.

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(3)	Reflects performance-based restricted stock units that vest as follows:

Name	Total Unvested Shares	Vesting Dates Subject to Achievement of Performance Criteria
Gregory E. Johnson(a)	72,464	12/20/18
	89,022	12/20/19
	52,583	12/18/20
Kenneth A. Lewis(b)	14,494	12/20/18
	8,904	12/20/19
	7,011	12/18/20
Jennifer M. Johnson(c)	33,818	12/20/18
	59,348	12/20/19
	52,583	12/18/20
Craig S. Tyle(d)	8,904	12/20/19
	5,259	12/18/20
Jed A. Plafker(e)	18,846	11/30/18
	10,994	11/29/19
	7,827	12/1/20

(a)	Reflects the following performance-based RSUs: for performance awards granted in fiscal year 2016, 72,464 at the target award level; for performance awards granted in fiscal year 2017, 89,022 at the target award level; and for performance awards granted in fiscal year 2018, 17,528 at the threshold award level and 35,055 at the target award level.
(b)	Reflects the following performance-based RSUs: for performance awards granted in fiscal year 2016, 14,494 at the target award level; for performance awards granted in fiscal year 2017, 8,904 at the target award level; and for performance awards granted in fiscal year 2018, 2,337 at the threshold award level and 4,674 at the target award level.
(c)	Reflects the following performance-based RSUs: for performance awards granted in fiscal year 2016, 33,818 at the target award level; for performance awards granted in fiscal year 2017, 59,348 at the target award level; and for performance awards granted in fiscal year 2018, 17,528 at the threshold award level and 35,055 at the target award level.
(d)	Reflects the following performance-based RSUs: for performance awards granted in fiscal year 2017, 8,904 at the target award level; and for performance awards granted in fiscal year 2018, 1,753 at the threshold award level and 3,506 at the target award level.
(e)	Reflects the following performance-based RSUs: for performance awards granted in fiscal year 2016, 7,851 at the target award level; for performance awards granted in fiscal year 2017, 10,584 at the target award level; and for performance awards granted in fiscal year 2018, 2,126 at the threshold award level and 17,106 at the target award level.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested for Fiscal Year 2018

The following table presents information regarding stock awards vesting for the named executive officers during the fiscal year ended September 30, 2018. There were no stock options outstanding or exercised during fiscal year 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory E. Johnson	95,731	3,038,502
Kenneth A. Lewis	20,647	676,421
Jennifer M. Johnson	40,516	1,308,812
Craig S. Tyle	12,948	421,512
Jed A. Plafker	30,589	1,162,186

(1)	The value of each stock award is calculated by multiplying the closing price of the Company’s common stock on the NYSE on the date of vesting by the number of shares that vested on such date.

Potential Payments Upon Termination or Change in Control

We have not provided the NEOs with agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment with us has ended or in connection with a change in control.

As described under “Compensation Discussion and Analysis” above in this Proxy Statement, the NEOs have typically received grants of incentive awards payable in the form of cash under the Company’s AIP and the KEIP, and restricted stock and restricted stock units under the Company’s USIP. In addition, the NEOs have typically received performance-based long-term incentive awards that are granted under the Company’s USIP and evidenced by performance award agreements. Except as set forth below or as otherwise determined by the Compensation Committee, unvested awards made to a NEO under such plans are forfeited upon voluntary or involuntary termination of an NEO’s employment with us.

AMENDED AND RESTATED ANNUAL INCENTIVE COMPENSATION PLAN
Currently, the AIP generally provides that a participant must be employed on the payment date to receive any amounts awarded under the AIP unless expressly set forth in the participant’s award agreement. In the event the employment of a participant under the AIP terminates for any reason, the Compensation Committee or management, as applicable, may, in its discretion, determine to pay a participant a prorated award under the plan based upon performance for the time served during the relevant performance period or the full amount of any award that would have been paid had the participant remained employed through the entire performance period. Certain equity award agreements evidencing restricted stock or restricted stock unit awards granted as part of an incentive award under the AIP provide that if a participant dies or terminates employment with us due to disability, the unvested portion of the equity award will become fully vested as of the date of death or termination due to disability.

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The AIP does not expressly provide for any change in control payments, however, the Compensation Committee has the discretion to make awards under the plan in the event of a change in control.

2014 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN
As described in more detail under “Compensation Discussion and Analysis—Components of Compensation Program and Fiscal 2018 Compensation—Long-term Incentive and Retention Compensation,” the KEIP is a sub-plan under the AIP. Consequently, all of the provisions described above regarding the AIP apply to grants made under the KEIP. In addition, the KEIP includes separate terms regarding termination payments which are summarized below.

If the employment of a participant in the KEIP terminates due to death, disability or retirement, such participant is generally entitled to receive payment of any award under the plan with respect to the fiscal year of such termination. In addition, if a participant terminates employment with the Company for any reason other than death, disability or retirement, any award under the plan with respect to the fiscal year of such termination is generally required to be reduced proportionately based on the date of termination. To be eligible to receive a payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce any such awards under the KEIP.

The KEIP does not expressly provide for any change in control payments.

2002 UNIVERSAL STOCK INCENTIVE PLAN
Long-term performance-based and other incentive awards are granted to our NEOs under the USIP. The award agreements generally provide that if an NEO’s employment with the Company terminates for any reason prior to the applicable vesting date, the NEO will forfeit the unvested portion of the award.

The USIP provides that in the event of a change in control of the Company in which the successor corporation does not agree to assume outstanding awards or substitute equivalent awards, the Compensation Committee will make a determination as to the equitable treatment of outstanding awards under the USIP and must notify participants of such treatment no later than ten days prior to the closing of such proposed change in control transaction. Outstanding option awards, to the extent not previously exercised, and other stock-based awards (restricted stock and RSUs) that are not assumed or substituted in the change in control will terminate immediately prior to the consummation of such proposed change in control. Under the USIP, a change in control of the Company means a proposed dissolution or liquidation of the Company or a merger or corporate combination.

COMPENSATION COMMITTEE POLICY & PRACTICE
Notwithstanding the discussion above, pursuant to the terms of the KEIP and the AIP, the Compensation Committee, in its sole discretion, generally may eliminate or reduce any unvested awards otherwise payable to a participant following termination of employment. In addition, the Compensation Committee has the authority to pay the full award amount to a participant whose award would have otherwise been reduced or forfeited following termination of employment or a change in control. The Compensation Committee also has the discretion under the USIP to determine the terms, conditions, performance criteria, restrictions, and other provisions of awards made under the USIP.

As a general policy matter, the Compensation Committee has limited the payment of unvested awards under the KEIP, the AIP and the USIP following a participant’s termination of employment. We expect the Compensation Committee would act similarly upon a change in control. The treatment of unvested awards, if any, made to the NEOs upon the termination of employment or upon a change in control would be determined on a case-by-case basis by the Compensation Committee.

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ESTIMATED POTENTIAL PAYMENTS UPON TERMINATION
Because of the Compensation Committee’s general policy of limiting payments to the NEOs following termination of employment and its authority to reduce or increase the payments otherwise available under awards, the amounts payable to the named executive officers following termination of employment are not determinable. The following table sets forth a range of the estimated potential payments that could have been payable assuming an NEO’s employment had terminated on September 30, 2018. The amounts in the table below reflect a range of estimated potential payments based on the NEO’s compensation and service levels as of September 30, 2018 and, if applicable, based on the closing price of the Company’s common stock on the NYSE on September 28, 2018, the last trading day of fiscal year 2018, as well as the assumptions set forth in the footnotes to the table below.

Name	Death or Disability(1)($)	Retirement(2)($)	Involuntary Termination other than for Cause(3)($)	Other Voluntary Termination(4)($)
Gregory E. Johnson	2,300,030 – 5,550,030	0 – 3,250,000	0 – 3,250,000	0 – 3,250,000
Kenneth A. Lewis	521,136 – 1,521,136	0 – 1,000,000	0 – 1,000,000	0 – 1,000,000
Jennifer M. Johnson	1,305,136 – 3,455,136	0 – 2,150,000	0 – 2,150,000	0 – 2,150,000
Craig S. Tyle	336,426 – 1,098,926	0 – 762,500	0 – 762,500	0 – 762,500
Jed A. Plafker	1,222,300 – 2,072,300	0 – 850,000	0 – 850,000	0 – 850,000

(1)	Amounts included in this column range from a minimum to a maximum, as determined in the discretion of the Compensation Committee. The minimum reflects the value of unvested AIP and/or KEIP equity awards held by the NEO as of September 30, 2018 (calculated based on the value of the NEO’s unvested stock awards, excluding Equity Incentive Plan Awards, as set forth in the “Outstanding Equity Awards at 2018 Fiscal Year-End” table above). The maximum reflects the value of unvested AIP and/or KEIP equity awards held by the NEO as of September 30, 2018, plus the value of the cash portion of the incentive award under the AIP and/or KEIP in respect of fiscal year 2018 (calculated, for this purpose, based on the value of the fiscal year 2017 cash incentive that was paid to the NEO in fiscal year 2018).
(2)	Amounts included in this column range from $0 to a maximum payment, as determined in the discretion of the Compensation Committee. The maximum reflects the value of the cash portion of the incentive award under the AIP and/or KEIP in respect of fiscal year 2018 (calculated, for this purpose, based on the value of the fiscal year 2017 cash incentive that was paid to the NEO in fiscal year 2018). As of September 30, 2018, Ms. Johnson and Mr. Plafker were not eligible for retirement (as defined in the KEIP) based on their respective ages and tenure with the Company. However, the figures in the table above assume that they were eligible for retirement as of September 30, 2018.
(3)	For purposes of this table, an “Involuntary Termination other than for Cause” generally means an involuntary termination of the NEO by the Company for reasons other than cause, death or disability. Amounts included in this column range from $0 to a maximum payment, as determined in the discretion of the Compensation Committee, based on the assumptions set forth in the first two sentences of footnote 2 above.
(4)	For purposes of this table, an “Other Voluntary Termination” means a resignation of employment other than due to death, disability or retirement. Amounts included in this column range from $0 to a maximum payment, based on the assumptions set forth in the first two sentences of footnote 2 above.

ESTIMATED POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL
None of the NEOs have agreements that provide for payments upon a change in control of the Company. However, under the USIP, the Compensation Committee has the discretion to make a determination as to the equitable treatment of awards upon a change in control. The Compensation Committee may, in its discretion, make a determination as to the treatment of cash awards under the KEIP and the AIP and awards of restricted stock and restricted stock units under the USIP in connection with a change in control. The following table sets forth an estimate of the potential payments that could have been payable under the USIP, the KEIP and the AIP upon a change in control of the Company assuming a change in control of the Company occurred on September 30, 2018. A change in control of the Company is deemed to have occurred upon the occurrence of certain transactions as defined in the USIP. The amounts in the table below reflect a range of estimated potential payments based on the NEO’s compensation and service levels as of September 30, 2018, and if applicable, based on the closing price of the Company’s common stock on the NYSE on September 28, 2018, the last trading day of fiscal year 2018, as well as the assumptions set forth in the table below.

50 | Franklin Resources, Inc.

EXECUTIVE COMPENSATION

Name	Cash(1)($)	Unvested Value of Stock Awards(2)($)	Total($)
Gregory E. Johnson	0 – 3,250,000	0 – 8,809,868	0 – 12,059,868
Kenneth A. Lewis	0 – 1,000,000	0 – 1,445,874	0 – 2,445,874
Jennifer M. Johnson	0 – 2,150,000	0 – 5,737,363	0 – 7,887,363
Craig S. Tyle	0 – 762,500	0 – 767,123	0 – 1,529,623
Jed A. Plafker	0 – 850,000	0 – 2,367,753	0 – 3,217,753

(1)	Amounts included in this column range from $0 to a maximum payment, as determined in the discretion of the Compensation Committee. The maximum reflects the value of the cash portion of the incentive award under the AIP and/or KEIP in respect of fiscal year 2018 (calculated, for this purpose, based on the value of the fiscal year 2017 cash incentive that was paid to the NEO in fiscal year 2018).
(2)	Amounts included in this column range from $0 to a maximum payment, as determined in the discretion of the Compensation Committee. The maximum reflects the value of the NEO’s outstanding equity awards (calculated, for this purpose, based on the value of the NEO’s unvested stock awards as set forth in the “Outstanding Equity Awards at 2018 Fiscal Year-End” table above).

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Gregory E. Johnson, our Chairman of the Board and Chief Executive Officer.

For fiscal year 2018, the annual total compensation of our median employee (other than our Chairman and CEO) was $60,194, and the annual total compensation of our Chairman and CEO was $9,450,152. Based on this information, the ratio of the annual total compensation of our Chairman and CEO to the annual total compensation of our median employee (other than our Chairman and CEO) was approximately 157 to 1. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K based on the methodology set forth below.

For purposes of identifying our median employee, we used our global employee population as of August 31, 2018, which consisted of approximately 9,700 employees worldwide, of which approximately 40% were employed in the United States and approximately 60% were employed in various jurisdictions outside the United States. We then examined total compensation, our consistently applied compensation measure, for all employees. Total compensation reflects base salary or hourly wage rate, overtime, annual incentive awards, commission payments, and equity granted for fiscal year 2018. Compensation figures were calculated using internal human resources records with all foreign currencies converted to U.S. dollars. We did not exclude any employees in locations outside the United States, did not make any cost-of living adjustments, and did not annualize compensation for any employees.

After identifying the median employee, we calculated fiscal year 2018 annual total compensation for such employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. For the annual total compensation of our Chairman and CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2018, above.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, the following directors served as members of the Compensation Committee: Messrs. Barker (Chair), Pigott and Waugh. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2018, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company. During fiscal year 2018, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

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REPORT OF THE AUDIT COMMITTEE

Membership and Role of the Audit Committee

The Audit Committee of the Board of Directors of Franklin Resources, Inc. currently consists of Mr. Ratnathicam (Chair), Mss. Byerwalter and Stein, and Mr. Yang. Each of the members of the Audit Committee is independent as defined under the NYSE listing standards and applicable law. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s function is more fully described in the Committee’s written charter, which is posted in the corporate governance section of the Company’s website at https://www.franklinresources.com/download/ftresources/common/jjv13zdz/audit-committee-charter.pdf.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2018

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2018 with the Company’s management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee:

Chutta Ratnathicam (Chair)
Mariann Byerwalter
Laura Stein
Geoffrey Y. Yang

52 | Franklin Resources, Inc.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the ratification of the stockholders, engaged PwC to perform an annual audit of the Company’s consolidated financial statements for fiscal year 2018.

The following table sets forth the approximate aggregate fees billed or expected to be billed to the Company by PwC for fiscal years 2018 and 2017 for the audit of the Company’s annual consolidated financial statements and for other services rendered by PwC.

	Fiscal Year
	2018	2017
	(in thousands)
Audit Fees(a)(e)	$7,524	$6,293
Audit-Related Fees(b)(e)	$3,918	$1,488
Tax Fees(c)(e)	$620	$145
All Other Fees(d)(e)	$232	$2,281
TOTAL FEES	$12,294	$10,207

(a)

The 2018 Audit Fees include a reduction of approximately $102,000 of expected fees related to fiscal year 2017 that were not billed in fiscal year 2018 and the 2017 Audit Fees include a reduction of approximately $10,000 of expected fees related to fiscal year 2016 that were not billed in fiscal year 2017.

(b)

Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services relate primarily to internal control examinations pursuant to Service Organization Control (SOC) 1, consultation concerning financial accounting and reporting standards, attestation services and audits of employee benefit plans. Audit-Related Fees also consist of services provided to certain of our funds. Such fees were included in All Other Fees in fiscal year 2017. In fiscal year 2018, services provided to the funds includes $2,108,000 of audit and audit related services, incurred by the Company in return for a fixed administration fee. The 2018 Audit-Related Fees include approximately $64,000 of fees related to fiscal year 2017 that were billed in fiscal year 2018.

(c)

Tax Fees consist of tax return preparation, tax compliance, tax advice and tax planning services. For fiscal year 2018, tax return preparation and tax compliance services represent approximately $516,000. For fiscal year 2017, tax return preparation and tax compliance services represent approximately $59,000.

(d)

Other Fees include $55,000 of fees that have been contracted with the Company but which are expected to be paid by a third party. The remainder of Other Fees consists principally of services rendered in connection with assistance in regulatory reporting in various jurisdictions.

(e)

Beginning in fiscal year 2018, fees also consist of services provided to our consolidated investment products. Consolidated investment products consist of mutual and other investment funds, limited partnerships and similar structures, substantially all of which are sponsored by the Company and its consolidated subsidiaries. The amounts for these services are $1,173,000 Audit Fees, $16,000 Audit-Related Fees, $161,000 Tax Fees, and $3,000 All Other Fees.

Note: For fiscal year 2018, 0.2% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), all of which represented All Other Fees. For fiscal year 2017, 0.3% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), all of which represented All Other Fees.

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-approval Process and Policy

The audit and non-audit services provided to the Company and its subsidiaries by PwC, the independent auditors, during fiscal years 2018 and 2017 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by PwC. The Audit Committee Pre-Approval Policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform, and which services require specific pre-approval of the Audit Committee. The Audit Committee may grant general pre-approval for any services by the independent auditor other than those that require specific pre-approval and those services that are prohibited by the SEC or Public Company Accounting Oversight Board rules. The Audit Committee reviews the Pre-Approval Policy annually and revises it as the Audit Committee deems appropriate. Services granted general pre-approval have annual fee limits.

Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s Chief Financial Officer. Any requests preliminarily approved by the CFO are then submitted to the Audit Committee for approval in the case of services requiring specific pre-approval or reported to the Audit Committee periodically in the case of services generally pre-approved. Normally, specific pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings up to a designated approval amount, which amount for fiscal year 2018 was $50,000 (the “Chair Approval Amount”), has been delegated to the Chair of the Audit Committee. The decision of the Chair to grant specific pre-approval of a service is presented to the Audit Committee at its scheduled meetings. If the estimated fees for proposed services exceed the Chair Approval Amount, specific pre-approval by the entire Audit Committee is required.

54 | Franklin Resources, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For fiscal year 2018, Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, who, among other family relationships, is the uncle of Gregory E. Johnson, Chairman of the Board, Chief Executive Officer and a director of the Company, Charles E. Johnson, a director of the Company and Jennifer M. Johnson, President and Chief Operating Officer of the Company, received a base salary of $180,000. Mr. R. H. Johnson, Jr. did not receive a cash bonus in fiscal year 2018.

Alok Sethi, officer of various operations and technology subsidiaries of the Company, is an executive officer of the Company. In fiscal year 2018, Mr. Sethi’s base salary was $401,026. David A. Lewis, Sr., Senior Vice President, Head of Americas Trading for Franklin Templeton Services, LLC, is the brother of Kenneth A. Lewis, one of the Company’s named executive officers and the Executive Vice President and Chief Financial Officer of the Company. In fiscal year 2018, Mr. D. Lewis’ base salary was $235,751 and he received a bonus of $260,000 in cash and 3,272 shares of restricted stock.

Messrs. R. H. Johnson, Jr., A. Sethi and D. Lewis, Sr. are entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

Share Repurchases. In order to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP, the Company uses a net stock issuance method, equivalent to a stock repurchase program, to pay such taxes. For shares repurchased in connection with the payment of taxes on the vesting of shares, the repurchase price is the closing price on the NYSE on the date of the transaction.

During fiscal year 2018, the Company repurchased shares of common stock from the executive officers listed below for the aggregate consideration shown.

Name and Title	Number of Shares Repurchased		Aggregate Consideration ($)
Kenneth A. Lewis,	7,459	(a)	247,771
Executive Vice President and Chief Financial Officer
Craig S. Tyle,	4,637		152,684
Executive Vice President and General Counsel
Jed A. Plafker,	13,449		526,708
Senior Vice President

(a)

Amount does not include 876 shares repurchased by the Company for $27,804 from David A. Lewis, Sr., Senior Vice President, Head of Americas Trading for Franklin Templeton Services, LLC, a subsidiary of the Company, and the brother of Kenneth A. Lewis.

Management and Use of AC Travel Aircraft. A wholly-owned subsidiary of the Company entered into an amended and restated aircraft management agreement, effective as of June 1, 2008, with AC Travel, LLC (“AC Travel”), an entity owned and controlled by Charles B. Johnson, Chairman of the Board and a director of the Company until June 2013 and currently employed as an Executive Consultant who, among other family relationships, is the father of Gregory E. Johnson, Chairman of the Board, Chief Executive Officer and a director of the Company, Charles E. Johnson, a director of the Company and Jennifer M. Johnson, President and Chief Operating Officer of the Company and brother of Rupert H. Johnson Jr., Vice Chairman and a director of the Company, to manage the operations of a Gulfstream III aircraft (the “G-III”) and a Gulfstream G550 aircraft (the “G550”), both of which are owned by AC Travel. We refer to the G-III and the G550 as the “Aircraft”. Under the management agreement, the subsidiary: (a) provides consulting and management services for the operation of the Aircraft; (b) provides flight crew personnel to operate the Aircraft; (c) arranges for maintenance of the Aircraft; and (d) arranges for insurance and hangars for Aircraft storage and also provides other administrative services. The agreement has automatic one-year renewals, subject to cancellation by either party. Our subsidiary receives a monthly management fee of $10,000 for the G550 and $3,000 for the G-III for administrative services. Out-of-pocket costs, including the cost of flight crew salaries and benefits, incurred under the agreement for services provided, either directly or through third parties, are either reimbursed by, or passed through to and paid by, AC Travel.

Office Lease. In October 2009, the Board approved a three-year fixed term extension of a lease of approximately 5,495 square feet of office space owned by the Company in San Mateo, California with Tano Capital, LLC (“Tano”),

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

a company owned by Charles E. Johnson, a director of the Company, brother of Gregory E. Johnson and Jennifer M. Johnson and nephew of Rupert H. Johnson, Jr. In November 2012, Tano and the Company entered into an amendment extending the original lease for a fixed five-year term and reducing the office space leased by Tano on the San Mateo campus from 5,495 square feet to 4,125 square feet. The lease amendment also granted Tano the option to increase the size of the office space to 5,495 square feet, which Tano exercised effective April 16, 2014. In October 2017, the lease was further amended to provide for a one month extension of the lease until November 30, 2017 pursuant to all other existing terms. In November 2017, Tano and the Company amended the lease terms again to extend the lease on a monthly basis terminating no later than November 30, 2019. The current monthly payments under the lease are $16,485. The aggregate amount of all periodic payments due under the lease during fiscal year 2018 was $202,140.

Private Equity Fund Investment. On July 6, 2011, Franklin Templeton Capital Holdings Private Limited, a subsidiary of the Company, entered into an agreement to make a $25 million dollar investment commitment to Tano India Private Equity Fund II (“Tano Fund”). Tano Mauritius Investments, which is the investment manager and a Class B and Class C shareholder of the Tano Fund, is a direct subsidiary of Tano Capital, LLC, which is owned by Charles E. Johnson. During fiscal year 2018, the Company made payments of $285,939 in response to capital calls, and $6,302,072 of recallable capital was returned to the Company.

Related Person Transaction Policy

Related Person Transaction Policy. The Board of Directors has adopted a Related Person Transaction Policy (“Related Person Transaction Policy”) to address the reporting, review, approval and ratification of related person transactions. Related persons include the Company’s executive officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related person transaction” means a transaction or series of transactions in which the Company participates and a related person has a direct or indirect interest. Examples include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees. Transactions with executive officers and directors for the purposes of conducting the business of the Company, compensation of directors approved by the Board and compensation arrangements approved by the Compensation Committee are not considered related person transactions. All related person transactions are required to be reported to the Audit Committee. However, the Audit Committee has the authority to determine categories of related person transactions that are immaterial and not required to be disclosed and that need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee. Pursuant to the Related Person Transaction Policy, the following related person transactions need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee:

●

The establishment or maintenance of a trading, investment management, custody or other account with an affiliate of the Company, if the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course to persons who are not related persons.

●

Accounts invested in shares of one or more investment companies or portfolios in Franklin Templeton Investments (“FT Fund”) that are established and/or maintained by a related person on terms set forth in the applicable FT Fund prospectus or other disclosure documents.

●

Perquisites and other personal benefits from the use of Company owned or provided assets, including but not limited to personal use of Company-owned or provided aircraft and property, not used primarily for Company business purposes that, in the aggregate, are less than $10,000 in any fiscal year.

Audit Committee Review and Approval. Every quarter the Audit Committee reviews related person transactions. Such transactions involving an estimated amount of $120,000 or more require the approval or ratification of the Audit Committee. In connection with approving or ratifying a related person transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction and any of the following factors that are relevant:

●	The position or relationship of the related person at or with the Company;
●	The materiality of the transaction to the related person, including the dollar value of the transaction;
●	The business purpose for and reasonableness of the transaction;
●

Whether the related person transaction is comparable to a transaction that could be available on an arms-length basis or is on the terms that the Company offers generally to persons who are not related persons;

●	Whether the related person transaction is in the ordinary course of the Company’s business; and
●	The effect of the transaction on the Company’s business and operations.

56 | Franklin Resources, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In addition, the Audit Committee has the authority to pre-approve certain categories of related person transactions, which transactions must still be reported to the Audit Committee at least annually. The Audit Committee has determined that Company purchases of shares of its common stock to pay taxes due by employees in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP are pre-approved, but should be reported to the Audit Committee. The Audit Committee may delegate its authority to review, approve or ratify specified related person transactions to one or more members of the Audit Committee between scheduled committee meetings. Any determination made pursuant to this delegated authority must be presented to the full Audit Committee at a subsequent meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2018, except for an inadvertent late Form 4 filed on behalf of Mr. Alok Sethi, an executive officer of the Company, with respect to a discretionary sale of shares held in the Company’s 401(k) Retirement Plan.

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PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2019 and to audit the Company’s internal control over financial reporting as of September 30, 2019. During and for the fiscal year ended September 30, 2018, PricewaterhouseCoopers LLP audited and rendered opinions on the financial statements of the Company and certain of its subsidiaries and many of the open-end and closed-end investment companies managed and advised by the Company’s subsidiaries. PricewaterhouseCoopers LLP also rendered an opinion on the Company’s internal control over financial reporting as of September 30, 2018. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD
The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The voting requirements for this proposal are described in the “Voting Information” section. If the appointment is not ratified, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

58 | Franklin Resources, Inc.

PROPOSAL NO. 3 RATIFICATION OF THE SPECIAL MEETING AMENDMENT IN THE COMPANY’S BYLAWS

Proposal 3 is a proposal to ratify an amendment to the Company’s Bylaws to allow stockholders of 25% of the Company’s outstanding stock to call a special meeting (the “Special Meeting Amendment”). The Special Meeting Amendment was approved by the Board on October 22, 2018 and allows stockholders who own shares that represent in the aggregate at least 25% of the Company’s outstanding capital stock and who have held such shares continuously for at least one year to request a special meeting of the Company, subject to certain terms and conditions. The stockholder or stockholders must agree to own the requisite shares through the date of the proposed special meeting, and the request must include certain information, including a statement of the specific purpose(s) of the special meeting as well as an acknowledgement that any disposition of shares by the requesting stockholder(s) prior to the special meeting will be deemed a revocation of the special meeting request with respect to the shares so disposed. The Special Meeting Amendment also includes certain requirements intended to prevent duplicative and unnecessary meetings. This summary is subject, in all respects, to the Special Meeting Amendment, which is included as Exhibit A to this Proxy Statement.

The Board adopted the Special Meeting Amendment because it believes that stockholders should have the ability to request special meetings as a matter of good corporate governance. However, in considering and adopting the Special Meeting Amendment, the Board acknowledged the significant costs and disruption that special meetings can cause to the Company’s business operations. Organizing and preparing for a special meeting requires significant attention from our senior executives, diverting their focus from performing their primary functions of overseeing and operating our business in the best interests of all stockholders. The Board believes that special meetings should be called only to consider matters deemed by a significant portion of our stockholders to warrant immediate attention and that cannot be deferred for consideration until the next annual meeting. The Board believes that the Special Meeting Amendment, and its 25% required ownership threshold in particular, serves to balance the rights of all stockholders.

The Company and the Board are committed to sound corporate governance policies and practices to ensure that the Company operates in a responsible and efficient manner that is in the best interests of stockholders. Although the Company is not required to obtain stockholder approval or ratification of Bylaw amendments, the Board seeks the ratification of the Special Meeting Amendment to confirm that stockholders support such changes. If ratification is not received, the Board may reconsider the Special Meeting Amendment.

The Board values the opinions expressed by individual stockholders. However, the Company’s decision to seek stockholder ratification of the Special Meeting Amendment does not create or imply any obligation to submit for future stockholder consideration any subsequent change to the Company’s Bylaws. In the event that the Special Meeting Amendment is ratified, the Board, in its discretion, may at any time make changes to the Special Meeting Amendment and to other provisions of the Bylaws if the Board determines that such changes would be in the Company’s and stockholders’ best interests.

The Company has omitted from the Proxy Statement a stockholder proposal requesting that it take the steps necessary to amend its Bylaws to allow 15% of the outstanding shares of the Company’s common stock to call special meetings. As detailed in a no-action request submitted by the Company to the staff of the SEC, the Company believed that the stockholder proposal was excludable on the basis that it directly conflicted with this Proposal 3, so that a vote for one proposal would be tantamount to a vote against the other. On December 4, 2018, the SEC’s Office of Chief Counsel issued a no-action letter in which it concurred with the Company’s position.

RECOMMENDATION OF THE BOARD
The Board recommends a vote “FOR” the ratification of the Special Meeting Amendment in the Company’s Bylaws. The voting requirements for this proposal are described in the “Voting Information” section.

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PROPOSAL NO. 4 STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD INSTITUTE PROCEDURES ON GENOCIDE-FREE INVESTING

A common stockholder of the Company has advised us that he will ask you to vote on his proposal at the Annual Meeting.

GENOCIDE-FREE INVESTING PROPOSAL

Mr. William L. Rosenfeld, 3404 Main Campus Drive, Lexington, MA 02421, the holder of 299 shares of the Company’s common stock as of August 20, 2018, has submitted the following proposal:

WHEREAS

We believe that:

1.	While reasonable people may disagree about socially responsible investing, few want their investments to help fund genocide. KRC Research’s 2010 study showed 88% of respondents want their mutual funds to be genocide-free.

2.	Millions of people voted for similar shareholder proposals, submitted by supporters of Investors Against Genocide. Details on genocide-free investing are available at http://bit.ly/2AiqPWD.

3.	Franklin Resources has opposed genocide-free investing since the issue was raised in 2007.

4.	Genocide-free investing is consistent with the company’s values. Notably, Franklin Resources:

	a)	Signed the UN Principles for Responsible Investment, agreeing to incorporate social issues into investment decision-making processes and “better align investors with broader objectives of society.”
	b)	Boasts that the firm was inspired by Ben Franklin’s ideas and emphasizes his motto, “Do well by doing good.”
	c)	Says “we believe that being a good corporate citizen is good business” and “integrity, trust and responsibility are essential to our continued success as a premier global investment management organization.”

5.	Examples demonstrate that Franklin Resources’ policies inadequately support genocide-free investing because Franklin Resources and funds it manages:

	a)	Have for many years been one of the world’s largest holders of both PetroChina and Sinopec. PetroChina’s controlling parent, CNPC, is Sudan’s largest oil partner, thereby helping fund genocide there. CNPC/PetroChina also partners with Syria. Sinopec, another oil company, also operates in both countries.
	b)	Claim to consider “social and political issues in their risk assessment of individual fund holdings,” but hold problem companies despite risks inherent in connections to genocide.
	c)	Excuse those holdings arguing “fostering economic and business development through investment can often help in achieving reforms.” This statement is ludicrous when applied to genocidal and murderous regimes.

6.	Individuals, by owning Franklin Resources and its funds, may inadvertently invest in companies that help support genocide. With no policy to prevent these investments, Franklin Resources may at any time increase holdings in problem companies.

7.	Franklin Resources can implement a genocide-free investing policy because:

	a)	Ample alternative investments exist.
	b)	Avoiding problem companies need not significantly affect investment performance, as shown in Gary Brinson’s classic asset allocation study.
	c)	Appropriate disclosure can address any legal concerns regarding exclusion of problem companies, even in index funds that sample rather than replicate their index.
	d)	Management can easily obtain independent assessments to identify companies connected to genocide.
	e)	Other large financial firms (including T. Rowe Price and TIAA) have policies to avoid such investments.
	f)	Procedures may include time-limited engagement with problem companies if management believes that their behavior can be changed.
	g)	In the rare case that the company believes it cannot avoid an investment tied to genocide, it can prominently disclose the issue to shareholders.

60 | Franklin Resources, Inc.

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD INSTITUTE PROCEDURES ON GENOCIDE-FREE INVESTING

RESOLVED

Shareholders request that the Board institute transparent procedures to avoid holding or recommending investments in companies that, in management’s judgment, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.

RECOMMENDATION OF THE BOARD
The Board recommends that you vote AGAINST this proposal for the following reasons.

Our approach to effecting change differs from that expressed in the proposal. We recognize and are respectful of the fact that there are many different perspectives and opinions on the best way to approach this and similar issues. We believe that fostering economic and business development through investment can often help in achieving reforms.

The Company has responsibilities to our stockholders and our investment adviser subsidiaries have responsibilities to the clients on whose behalf they hold securities. The Company must act in what it believes to be the best interests of the corporation and its stockholders, including with respect to decisions on how to invest its capital. Its subsidiaries that advise mutual funds have responsibilities to the fund shareholders to make investment decisions that are consistent with the investment guidelines contained in a fund’s prospectus. In keeping with these obligations, our investment advisers consider all material factors in assessing the merits of an investment and seek to achieve the best investment results for the funds they advise, consistent with stated investment goals and policies. We are concerned that the stockholder proposal, if implemented, would create a conflict of interest for our investment adviser subsidiaries in having to choose between their fiduciary duty to their clients to exercise investment discretion independently of the Company, and the social objectives of a stockholder of the parent of our investment adviser subsidiaries (Mr. Rosenfeld).

The Franklin Templeton Investments organization considers human rights as part of the investment management process. We recognize that human rights, environmental, social and governance issues have the potential to affect the performance of an investment and, therefore, believe that consideration of these issues should be incorporated into mainstream investment analysis and decision-making processes. We believe that our investment approach, which considers these issues on an investment-by-investment basis and as part of the overall investment management process, is preferable to the approach recommended by this stockholder proposal.

The Company and its subsidiaries comply with all applicable legal and regulatory restrictions on investments. United States law prohibits investments in companies owned or controlled by the government of Sudan. Our investment advisers are committed to complying fully with these investment sanctions and any additional investment sanctions that the United States government might enact with respect to companies doing business in Sudan or any other country. We recognize and respect that investors, including those investing in the funds our investment advisers manage, have other investment opportunities open to them should they wish to avoid investments in certain companies or countries. However, we do not believe that adding additional procedures limiting otherwise lawful investments and our investment advisers’ ability to select the best investments for their investors would be in the best interests of our stockholders or the shareholders in the funds our subsidiaries advise.

An overwhelming majority of the Company’s shareholders rejected this proposal at the annual meetings in 2013 and 2014. The proponent submitted this proposal for both the 2013 and 2014 Annual Meetings. Over 90% of the Company shares voting on the proposal either voted against the proposal or abstained. Pursuant to SEC rules, the proponent was prohibited from resubmitting the proposal in the subsequent three calendar years because of the low vote for this proposal.

Accordingly, the Board recommends that you vote AGAINST this proposal. The voting requirements for this proposal are described in the “Voting Information” section.

2019 Proxy Statement | 61

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations of Directors at 2020 Annual Meeting

PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE COMPANY’S PROXY MATERIALS (RULE 14a-8)
If a stockholder wishes to present any proposal for inclusion in the proxy materials to be distributed by us in connection with our 2020 annual meeting, the proposal must be received by the Secretary of the Company on or before August 29, 2019. The proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

DIRECTOR NOMINATIONS FOR INCLUSION IN THE COMPANY’S PROXY MATERIALS (PROXY ACCESS)
A stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements and procedures in our Amended and Restated Bylaws (“Bylaws”) may nominate and include in the Company’s proxy materials director nominees constituting the greater of two directors or 20% of our Board. Notice of a proxy access nomination for consideration at our 2020 annual meeting must be received in accordance with the procedures and timing set forth in our Bylaws, as generally described under “General Procedures and Timing for Proposals and Nominations under our Bylaws” below.

GENERAL PROCEDURES AND TIMING FOR PROPOSALS AND NOMINATIONS UNDER OUR BYLAWS
Our Bylaws contain an advance notice of stockholder business and nominations requirement (Section 2.3 of the Bylaws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in our Bylaws, the Company may disregard such nomination or proposal.

Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. As specified in our Bylaws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or after the first anniversary of the prior year’s meeting.

Accordingly, assuming that the Company’s 2020 annual meeting of stockholders is held within 30 days of the anniversary of the Company’s 2019 annual meeting of stockholders, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on August 29, 2019, and not earlier than the close of business on July 30, 2019, and comply with the requirements of our Bylaws. If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2020 annual meeting of stockholders and such proposal is not delivered within the time frame specified in our Bylaws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

ADDITIONAL REQUIREMENTS
Under our Bylaws, any notice of proposed business must include a description of the business and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. Any notice of a nomination or a proxy access nomination must provide information about the stockholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

A copy of the Company’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, has been filed with the SEC, and is available on the SEC’s website.

ADDRESS TO SUBMIT PROPOSALS AND NOMINATIONS
In each case, proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company, One Franklin Parkway, San Mateo, California 94403-1906.

62 | Franklin Resources, Inc.

ADDITIONAL INFORMATION

Contact the Board of Directors

Stockholders and others may contact the Board, the non-management directors, the independent directors or any other individual director by sending a written communication appropriately addressed to:

Board of Directors
Franklin Resources, Inc.
c/o Maria Gray, Vice President and Secretary
One Franklin Parkway
San Mateo, CA 94403-1906

You may specify whether you would prefer to direct your communication to the full Board of Directors, only the non-management directors or any other particular individual director. Stockholders making such communications are encouraged to state that they are stockholders and provide the exact name in which their shares are held and the number of shares held.

In addition, the Company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the Company’s Code of Ethics and Business Conduct, securities laws or other laws, which are available on the Company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of the Directors by sending a written communication appropriately addressed to:

Audit Committee
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, CA 94403-1906

Electronic Access to Proxy Materials and Directions

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, the Company’s proxy materials, including this Proxy Statement and our Annual Report, are available for you to review online. To request a paper copy of proxy materials, please call 1-800-579-1639, or you may request a paper copy by email at sendmaterial@proxyvote.com, or by logging onto www.proxyvote.com.

For directions to the Annual Meeting site, please visit our website at:

http://investors.franklinresources.com/investor-relations/stockholder-services/annual-meeting-materials

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy material, if applicable), please notify your bank or broker, or contact Investor Relations, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, Telephone (650) 312-4091. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials,

2019 Proxy Statement | 63

ADDITIONAL INFORMATION

if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of their communications should contact their bank or broker or Investor Relations at the contact address and telephone number provided above.

The Annual Report

The Company’s Annual Report for fiscal year 2018 is available for viewing on the Company’s website at www.franklinresources.com at “Annual Meeting Materials” under “Investor Relations—Stockholder Services”. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

Annual Report on Form 10-K

The Company filed an annual report on Form 10-K for fiscal year ended September 30, 2018 with the SEC. Stockholders may obtain a copy, without charge, by visiting the Company’s website at www.franklinresources.com.

The Company will provide a copy of the fiscal year 2018 annual report on Form 10-K, including the financial statements and financial schedules, upon written request to the Company’s Secretary, Maria Gray, at the Company’s principal executive offices, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. Additionally, we will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

By order of the Board of Directors,

Maria Gray
Vice President and Secretary

December      , 2018

64 | Franklin Resources, Inc.

EXHIBIT A

Amended and Restated Bylaws
of
Franklin Resources, Inc.
(As Adopted and Effective October 22, 2018)

Article II
Stockholders

[…]

Section 2.2 Special Meetings. Special meetings of stockholders for any purpose or purposes, except as otherwise provided by statute or these Bylaws, may be called at any time by the Board of Directors, by the Chairman of the Board, or in accordance with Section 2.4 of these Bylaws. Each special meeting shall be held in accordance with these Bylaws within the limits fixed by law.

[…]

Section 2.4 Stockholder Requested Special Meetings.

(a)

Special meetings of stockholders for any purpose or purposes, except as otherwise provided by statute or these Bylaws, may be called at any time by the Chairman of the Board or by the Chief Executive Officer of the Corporation in accordance with Section 2.4(b).

(b)	Special Meeting Request Requirements.

(1)

A special meeting of stockholders shall be called by the Chairman of the Board or the Chief Executive Officer upon written request in proper form (a “Special Meeting Request,” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholder or stockholders that has or have Owned (as defined in Section 2.3(b)(5) of these Bylaws) continuously for at least one (1) year a number of shares of capital stock of the Corporation that represents not less than 25% of the outstanding capital stock of the Corporation (the “Requisite Percentage”) as of the date such request is delivered to the Corporation (the “One-Year Period”) who have complied in full with all other requirements of this Section 2.4(b) and otherwise set forth in these Bylaws. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2.4(b) have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(2)

A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation, who shall promptly present the Special Meeting Request to the Chairman of the Board or the Chief Executive Officer. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder submitting the Special Meeting Request (each, a “Requesting Stockholder”) or such stockholder’s duly authorized agent, and includes both the information required by Section 2.4(b)(3) below and:

(i)

(A) a statement by each Requesting Stockholder (x) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the One-Year Period, (y) agreeing to continue to Own the Requisite Percentage through the date of the Stockholder Requested Special Meeting, and (z) indicating whether it intends to continue to Own the Requisite Percentage for at least one (1) year following the Stockholder Requested Special Meeting, (B) if the Requesting Stockholders are not the record holders of the Requisite Percentage, one or more written statements from the record holder(s) of the Requisite Percentage (and from each intermediary through which the Requisite Percentage is or has been held during the One-Year Period) verifying that, as of a date within seven (7) calendar days prior to the date the Special Meeting Request is delivered to or mailed and received at the

2019 Proxy Statement | A-1

EXHIBIT A

principal executive offices of the Corporation, the Requesting Stockholders Own and have Owned continuously throughout the One-Year Period the Requisite Percentage, and each Requesting Stockholder’s agreement to provide, within five (5) business days after the record date for the Stockholder Requested Special Meeting, one or more written statements from the record holder(s) and such intermediaries verifying such Requesting Stockholder’s continuous Ownership of the Requisite Percentage through the record date, and (C) in addition, the Requesting Stockholders and record holder(s), if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the Stockholder Requested Special Meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting and (y) promptly provide any other information reasonably requested by the Corporation;

(ii)

a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting and the text of any resolutions proposed for consideration;

(iii)

in the case of any nominations of persons for election to the Board of Directors and the proposal of business to be considered at the special meeting, the notice(s) and information required in compliance with the requirements and procedures set forth in Section 2.3 of these Bylaws;

(iv)

an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of the Corporation Owned and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares;

(v)

a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; and

(vi)

in the case of a Special Meeting Request by a group of Requesting Stockholders acting together, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the Special Meeting Request (including the requirement to appear in person or by proxy at the special meeting).

(3)

A Special Meeting Request shall not be valid, and a Stockholder Requested Special Meeting shall not be held, if: (i) the Special Meeting Request does not comply with this Section 2.4(b); (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (iii) the Special Meeting Request is delivered during the period commencing one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (v) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred and twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/ or newly created directorships resulting from any increase in the authorized number of directors); (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be

A-2 | Franklin Resources, Inc.

EXHIBIT A

brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the Corporation of a Special Meeting Request (and, for purposes of this clause (vi), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(4)

A Stockholder Requested Special Meeting shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the Stockholder Requested Special Meeting shall not be held more than one hundred and twenty (120) days after receipt by the Corporation of a valid Special Meeting Request.

(5)

The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the Stockholder Requested Special Meeting. If, at any point after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (iv) of Section 2.4(b)(2)) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(6)

In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request); and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated Special Meeting Request.

(7)

If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(8)

Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the Special Meeting Request submitted by Requesting Stockholders who Own the Requisite Percentage and who have complied in full with the requirements set forth in these Bylaws through the time of such special meeting; and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the Stockholder Requested Special Meeting.

2019 Proxy Statement | A-3

This document was printed with soy ink in a facility powered by 100% wind energy.

ONE FRANKLIN PARKWAY
SAN MATEO, CA 94403-1906

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on February 11, 2019. Franklin Templeton 401(k) Retirement Plan participants must vote by 2:00 p.m., Eastern Time on February 7, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time on February 11, 2019. Franklin Templeton 401(k) Retirement Plan participants must vote by 2:00 p.m., Eastern Time on February 7, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E53834-P13881-Z73339	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANKLIN RESOURCES, INC.
The Board of Directors recommends a vote FOR all the nominees listed.
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Peter K. Barker	☐	☐	☐
	1b.	Mariann Byerwalter	☐	☐	☐
	1c.	Charles E. Johnson	☐	☐	☐
	1d.	Gregory E. Johnson	☐	☐	☐
	1e.	Rupert H. Johnson, Jr.	☐	☐	☐
	1f.	Mark C. Pigott	☐	☐	☐
	1g.	Chutta Ratnathicam	☐	☐	☐
	1h.	Laura Stein	☐	☐	☐
	1i.	Seth H. Waugh	☐	☐	☐
	1j.	Geoffrey Y. Yang	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.	☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 3.
3.	To ratify the special meeting amendment in the Company's bylaws.	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 4.
4.	Stockholder proposal requesting that the Board institute procedures on genocide-free investing, if properly presented at the Annual Meeting.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Admission Ticket – Not Transferable
FRANKLIN RESOURCES, INC.
2019 Annual Meeting of Stockholders

February 12, 2019, 8:00 am, Pacific Time
H.L. Jamieson Auditorium
One Franklin Parkway, Building 920
San Mateo, California 94403

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E53835-P13881-Z73339

FRANKLIN RESOURCES, INC.

This proxy card/voting instruction form is solicited on behalf of the Board of Directors

With this proxy, the stockholder signing on the reverse side appoints Gregory E. Johnson, Rupert H. Johnson, Jr. and Maria Gray (the "proxy holders"), or any one of them, as the stockholder's proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder's shares of Franklin Resources, Inc. (the "Company") common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. This proxy card also provides voting instructions for Franklin Templeton 401(k) Retirement Plan participants. The Annual Meeting of Stockholders will be held on Tuesday, February 12, 2019, at 8:00 a.m., Pacific Time, in the H.L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

The Board of Directors has solicited this proxy and it will be voted as specified on this proxy card on the proposals proposed by the Company listed on the reverse side. If you do not mark any votes or abstentions, this proxy will be voted FOR all nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019, FOR ratification of the special meeting amendment in the Company's bylaws, and AGAINST the stockholder proposal requesting that the Board institute procedures on genocide-free investing, if properly presented at the Annual Meeting. If any other matters come before the meeting to be voted on, the proxy holders named in this proxy will vote, act and consent on those matters in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued on the reverse side. Must be signed and dated on the reverse side.
Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.